Exhibit 4.1

EXECUTION VERSION

The Bon-Ton Department Stores, Inc.

8.00% SECOND LIEN SENIOR SECURED NOTES DUE 2021

Indenture

Dated as of May 28, 2013

Wells Fargo Bank, National Association

Trustee and Collateral Agent

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.03, 7.08, 7.10
311(a)	7.11
(b)	7.11
312(a)	2.06
(b)	13.03
(c)	13.03
313(a)	7.06, 12.02
(b)(1)	7.06, 12.02
(b)(2)	7.06, 7.07, 12.02
(c)	7.06, 13.02
(d)	7.06
314(a)(4)	4.04
(b)(1)	4.21
(b)(2)	N.A.
(c)(1)	2.02, 13.04
(c)(2)	2.02, 13.04
(c)(3)	N.A.
(d)	12.02
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05, 13.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	13.14
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	13.01

*              N.A. means not applicable.
                This Cross-Reference Table is not part of this Indenture.

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EXHIBITS

Exhibit A	FORM OF NOTE

Exhibit B	FORM OF CERTIFICATE OF TRANSFER

Exhibit C	FORM OF CERTIFICATE OF EXCHANGE

Exhibit D	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Exhibit E	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

INDENTURE dated as of May 28, 2013 among The Bon-Ton Department Stores, Inc., a Pennsylvania corporation, the initial Guarantors listed on the signature pages hereto and Wells Fargo Bank, National Association, a national banking association, as Trustee and Collateral Agent.  Capitalized terms used in this preamble without definition shall have the meanings assigned to them in Section 1.01.

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its 8.00% Second Lien Senior Secured Notes due 2021 to be issued in one or more series as provided in this Indenture.  The initial Guarantors have duly authorized the execution and delivery of this Indenture to provide for a guarantee of the Notes and of certain of the Company’s obligations hereunder.  All things necessary to make this Indenture a valid agreement of the Company and the initial Guarantors, in accordance with its terms, have been done.

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company’s 8.00% Second Lien Senior Secured Notes due 2021:

ARTICLE ONE

DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01.                                             Definitions.

“2017 Notes” means the Company’s 10 5/8% Second Lien Senior Secured Notes due 2017.

“144A Global Note” means a global note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that shall be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Rule 144A.

“Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement.

“Additional Notes” means an unlimited maximum aggregate principal amount of Notes (other than the Notes issued on the date hereof) issued under this Indenture in accordance with Sections 2.02 and 4.09.

“Affiliate” of any specified Person means (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any executive officer or director of such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, as determined by the Company, the greater of:

(1)           1% of the then outstanding principal amount of the Note; and

(2)           the excess of:

(a)           the present value at such redemption date of (i) the redemption price of the Note, at June 15, 2016 (such redemption price being set forth in the table in Section 3.07(a)) plus (ii) all required interest payments due on the Note through June 15, 2016 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)           the then outstanding principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)           the sale, lease, conveyance or other disposition of any property or assets of the Parent or any of its Restricted Subsidiaries other than a transaction governed by the provisions of Section 4.14 and/or Section 5.01; and

(2)           the issuance of Equity Interests by any of the Restricted Subsidiaries of the Parent or the sale by the Parent or any of its Restricted Subsidiaries of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law).

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(1)           any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10 million in the aggregate;

(2)           the sale, lease, conveyance or other disposition of any property or assets between or among the Parent and its Restricted Subsidiaries;

(3)           an issuance of Equity Interests by a Restricted Subsidiary of the Parent to the Parent or to another Restricted Subsidiary of the Parent;

(4)                                 the sale, lease, sublease, license or sublicense or consignment of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5)                                 any sale of accounts receivable, or participations therein, in connection with any Qualified Receivables Transaction;

(6)                                 the licensing of intellectual property to third Persons on reasonable and customary terms in the ordinary course of business consistent with past practice; provided that such licensing does not materially interfere with the business of the Parent or any of its Restricted Subsidiaries;

(7)                                 the sale or other disposition of Cash Equivalents;

(8)                                 dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(9)                                 a Restricted Payment that is permitted by Section 4.07 and any Permitted Investment;

(10)                          any sale or disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Parent or its Restricted Subsidiaries;

(11)                          to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;

(12)                          the unwinding of any Hedging Obligations; and

(13)                          the creation of a Lien not prohibited by this Indenture.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” shall have corresponding meanings.

“Board of Directors” means:

(1)                                 with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control” and “Continuing Directors,” a duly authorized committee thereof;

(2)                                 with respect to a partnership, the Board of Directors of the general partner of the partnership or, if the partnership has more than one general partner, the managing general partner of the partnership; and

(3)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Parent to have been duly adopted by the Board of Directors of the Parent and to be in full force and effect on the date of such certification.

“Borrowing Base” means, as of any date, an amount equal to the sum of (i) 85% of the net book value of all inventory owned by the Parent or any of its Restricted Subsidiaries as of the most recent fiscal quarter for which internal financial statements are available, all calculated on a consolidated basis and in accordance with GAAP and (ii) 80% of the appraised value of property, plant and equipment.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)                                 United States dollars or, in the case of any Restricted Subsidiary organized under the laws of any jurisdiction outside the United States, such local currencies held by such Restricted Subsidiary from time to time in the ordinary course of business;

(2)                                 securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing, unless such securities are deposited to defease any Indebtedness, not more than two years from the date of acquisition;

(3)                                 commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within one year after the date of the acquisition thereof;

(4)                                 certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of the acquisition thereof, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case (x) with any commercial bank organized under the laws of the United States, Canada or the United Kingdom (or any state, province or territory thereof) or any foreign branch thereof having capital and surplus aggregating at least $100 million or (y) insured by any nation or government, any state, province, municipality or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, and any department, agency, board, commission, tribunal, committee or instrumentality of any of the foregoing;

(5)                                 mutual funds substantially all of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (4) of this definition;

(6)                                 deposit accounts in the ordinary course of business with financial institutions (A) located in the United States of America, Canada or the United Kingdom and (B) located in a jurisdiction other than the United States of America, Canada or the United Kingdom in an amount not in excess of $10 million in the aggregate; and

(7)                                 fully collateralized repurchase obligations of any commercial bank organized under the laws of the United States of America or any state or territory thereof having capital and surplus aggregating at least $100 million, for underlying securities of the types described in clauses (2) and (4) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)                                 the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)                                 the adoption by the shareholders of the Parent of a plan relating to the liquidation or dissolution of the Parent;

(3)                                 the Parent (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) becomes aware of the acquisition by any “person” or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), other than the Permitted Holders, in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Parent;

(4)                                 the first day on which a majority of the members of the Board of Directors of the Parent are not Continuing Directors;

(5)                                 the Parent consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Parent outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the total voting power of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder becomes, directly or indirectly, the Beneficial Owner of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person; or

(6)                                 the failure of the Company to be a Wholly Owned Restricted Subsidiary of the Parent.

“Clearstream” means Clearstream Banking S.A. and any successor thereto.

“Collateral” means all of the assets and properties subject or purported to be subject to Liens in favor of the Collateral Agent for the benefit of itself, the Trustee and the Holders pursuant to the Security Agreement.

“Collateral Agent” means Wells Fargo Bank, National Association in its capacity as “Collateral Agent” under the Security Documents or any successor or assign thereto in such capacity under the Intercreditor Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Issue Date or issued thereafter.

“Company” means The Bon-Ton Department Stores, Inc., a Pennsylvania corporation, until a successor replaces it pursuant to Article Five and thereafter means such successor.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)                                 provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)                                 Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3)                                 depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), non-cash asset impairment charges and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(4)                                 non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue consistent with past practice;

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Parent shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Parent (A) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Parent and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Parent by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)                                 the Net Income or loss of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2)                                 the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders;

(3)                                 the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;

(4)                                 the cumulative effect of a change in accounting principles shall be excluded; and

(5)                                 notwithstanding clause (1) above, the Net Income or loss of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

“Continuing Directors” means, as of any date of determination, those members of the Board of Directors of the Parent, each of whom:

(1)                                 was a member of such Board of Directors on the Issue Date; or

(2)                                 was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means that certain Second Amended and Restated Loan and Security Agreement, dated as of March 21, 2011, by and among The Bon-Ton Department Stores, Inc., Carson Pirie Scott II, Inc., Bon-Ton Distribution, Inc., The Bon-Ton Stores of Lancaster, Inc. and McRIL, LLC, the loan parties party thereto, Bank of America, N.A., as Agent, and the other lenders named therein, including any related notes, Guarantees (including the Guarantee of the Parent), collateral documents, instruments and agreements executed in connection therewith, and as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time, regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise.

“Credit Facilities” means one or more (1) debt facilities, mortgage loan facilities or commercial paper facilities (including, without limitation, the Credit Agreement), providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, (2) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (3) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers, and in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Credit Facility Obligations” means the indebtedness outstanding under Credit Facilities that is secured by a Permitted Lien described in clause (1) of the definition thereof, and all other obligations of the Company or any Guarantor under such Credit Facilities and all Hedging Obligations permitted by this Indenture and secured by the collateral securing any Obligations under any of the Credit Facilities.

“Custodian” means the Trustee as custodian with respect to the Notes in global form or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07, substantially in the form of Exhibit A, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Parent or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the Notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Parent to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.  The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the Notes mature.

“Domestic Subsidiary” means any Restricted Subsidiary of the Parent other than a Restricted Subsidiary that is (1) a “controlled foreign corporation” under Section 957 of the Internal Revenue Code (a) whose primary operating assets are located outside the United States and (b) that is not subject to tax under Section 882(a) of the Internal Revenue Code because of a trade or business within the United States (other than any entity under this clause (1) that Guarantees Indebtedness of the Parent or any of its other Domestic Subsidiaries) or (2) a Subsidiary of an entity described in the preceding clause (1).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in the Exchange Offer in accordance with Section 2.07(f).

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Parent and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement, the Notes and the related Note Guarantees or the 2017 Notes and the related note guarantees) in existence on the Issue Date.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by an executive officer of the Parent.  Notwithstanding the foregoing, if the Fair Market Value exceeds $20 million, the determination of Fair Market Value must be made by the Board of Directors of the Parent and be evidenced by a Board Resolution attached to an Officers’ Certificate delivered to the Trustee.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such

Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)                                 acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2)                                 the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded;

(3)                                 the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;  and

(4)                                 consolidated interest expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit (other than trade letters of credit in the ordinary course of business) or bankers’ acceptance financings, excluding amortization of transaction fees and expenses and other debt issuance costs incurred in connection with the offering of the Notes pursuant to the Offering Memorandum on or prior to the Issue Date; and net of the effect of all payments made or received pursuant to Hedging Obligations and any other interest income for such period; plus

(2)                                 the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)                                 any interest expense on Indebtedness of another Person that is Guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)                                 the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Person or to the Person or a Restricted Subsidiary of the Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.07(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A, issued in accordance with Section 2.01 or Section 2.07.

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit are pledged.

“Grantor” means the Company and the Guarantors.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Guarantors” means:

(1)                                 any existing and future obligors (as borrowers or guarantors) under the Credit Agreement other than the Company; and

(2)                                 any other Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture;

and their respective successors and assigns until released from their obligations under their Note Guarantees and this Indenture in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)                                 interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;

(2)                                 commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and

(3)                                 foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“Incur” means, with respect to any Indebtedness, to incur (by merger, conversion, exchange or otherwise), create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Person will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Person and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) shall be considered an Incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges and Indebtedness of the Person or such Restricted Subsidiary as accrued.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)                                 in respect of borrowed money;

(2)                                 evidenced by bonds, notes, debentures, surety bonds or similar instruments or letters of credit (or, without duplication, reimbursement agreements in respect thereof);

(3)                                 in respect of banker’s acceptances;

(4)                                 in respect of Capital Lease Obligations;

(5)                                 in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable;

(6)                                 representing Hedging Obligations;

(7)                                 representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; or

(8)                                 in the case of a Subsidiary of such Person, representing Preferred Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.

In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.  For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture.

The amount of the Indebtedness in respect of any Hedging Obligations at any time shall be equal to the amount payable as a result of the termination of such Hedging Obligations at such time.  The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(1)                                 the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2)                                 the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

Notwithstanding the foregoing, Indebtedness will not include any guarantee by the Person or any of its Restricted Subsidiaries of operating lease obligations that are not Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, which is not also a QIB.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of July 9, 2012, by and among Bank of America, N.A., in its capacity as administrative agent and collateral agent pursuant to the Credit Agreement (the “Revolving Credit Agent”), the holders of any Other Pari Passu Secured Indebtedness from time to time (or any agent or representative on their behalf), the Collateral Agent, the Company and the Guarantors, as supplemented by the joinder thereto dated as of the Issue Date among the Revolving Credit Agent, the Collateral Agent, the Additional Pari Passu Agent (as defined in the Intercreditor Agreement), the Future Second Priority Agent (as defined in the Intercreditor Agreement) and the Second Priority Designated Agent (as defined in the Intercreditor Agreement), and as the same may be further amended, restated, modified, renewed or replaced from time to time, regardless of whether such amendment, restatement, modification, renewal or replacement is with the same financial institutions or otherwise.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If the Person or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Person such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Person, then the Person shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of.  The acquisition by the Person or any of its Restricted Subsidiaries of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Person or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person.

“Issue Date” means the date of original issuance of the Notes under this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“Legended Regulation S Global Note” means a global Note in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgage” means any mortgage or deed of trust (including, where applicable and reasonably satisfactory to the Collateral Agent, amendment to amendments and restatements of the Mortgages securing the 2017 Notes) with respect to Real Property owned in fee simple by the Company or any Guarantor, including any assignment of leases and rents, security agreement and fixture filing relating thereto, entered into by the Company or any Guarantor in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the Holders of the Notes, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Mortgaged Property” means the real Property identified in Schedule I hereto as owned or leased by the Company or a Guarantor on the Issue Date or fee interest in Real Property having a value in excess of $5 million that is acquired by the Company or a Guarantor after the Issue Date or otherwise that secures Credit Facility Obligations, but exclusive of Excluded Property (as defined in the Security Agreement); provided that the foregoing does not grant any real estate security interests beyond that which is required pursuant to the Credit Agreement or any other Credit Facility Obligations.

“Mortgage Loan Facility” means each of those certain Loan Agreements, dated as of March 6, 2006, by and among Bonstores Realty One, LLC and Bank of America, N.A., as lender, and Bonstores Realty Two, LLC, and Bank of America, N.A., as lender, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended on May 4, 2006 and as the same may be further amended, restated, modified, renewed, refunded, replaced or refinanced from time to time, regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

(1)                                 any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any sale of assets outside the ordinary course of business of such Person; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(2)                                 any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss;

(3)                                 any non-cash goodwill or intangible asset impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142;

(4)                                 any non-cash charges related to restructuring, debt retirement and/or store closings;

(5)                                 all non-cash expenses related to stock-based compensation plans, including stock option non-cash expenses; and

(6)                                 to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption, provided, however, that amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period).

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities secured by a Lien on the asset or assets that were the subject of such Asset Sale or required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (5) in the case of any Asset Sale by a Restricted Subsidiary of the Parent, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Parent or any of its Restricted Subsidiaries) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Parent or any of its Restricted Subsidiaries and (6) appropriate amounts to be provided by the Parent or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (6) no longer so held, will, in the case of each of subclauses (a) and (b), at that time become Net Proceeds.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means a Guarantee of the Notes pursuant to this Indenture or any supplemental indenture substantially in the form of Exhibit E hereto.

“Note Documents” means the Notes (including Additional Notes), the Note Guarantees, the Security Documents (including the Mortgages), the Intercreditor Agreement and this Indenture.

“Notes” means the 8.00% Second Lien Senior Secured Notes due 2021 of the Company issued on the date hereof and any Additional Notes, including any Exchange Notes.  The Notes and the Additional Notes (including any Exchange Notes), if any, shall be treated as a single class for all purposes under this Indenture.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding, whether or not allowed in any such proceeding), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated May 16, 2013, relating to the Company’s offering of the Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Parent by at least two Officers of the Parent, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Parent, that meets the requirements of this Indenture.

“Opinion of Counsel” means an opinion from legal counsel (who may be counsel to or an employee of the Parent) that meets the requirements of this Indenture.

“Other Pari Passu Secured Indebtedness” means any Indebtedness of the Company or any Guarantor that is pari passu in right of payment to the Notes or any Note Guarantee, as the case may be, and is secured by a Lien on the Collateral that has the same priority as the Lien securing the Notes and the Note Guarantees and that is designated in writing as such by the Company to the Trustee (including, without limitation, any such Indebtedness Incurred under or issued pursuant to a Credit Facility), and the holders or a representative of the holders of which enter into a joinder agreement to the Intercreditor Agreement and/or an appropriate agency agreement or joinder to existing Security Documents with the Collateral Agent, as applicable, or other appropriate agency agreements or security documents with another collateral agent, as applicable, provided that no additional agreement will be required for Additional Notes and related Note Guarantees and any Exchange Notes and related Note Guarantees issued in exchange therefor.  “Other Pari Passu Secured Indebtedness” does not include the Notes and the Note Guarantees issued on the Issue Date, but includes any Additional Notes and related Note Guarantees.

“Parent” means The Bon-Ton Stores, Inc., a Pennsylvania corporation, and its successors and assigns.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means any business conducted or proposed to be conducted (as described in the Offering Memorandum) by the Parent and its Restricted Subsidiaries on the date hereof and other businesses reasonably related or ancillary thereto.

“Permitted Holders” means (1) Tim Grumbacher and his immediate family members (as defined by the National Association of Security Dealers Automatic Quotation system listing requirements) or the spouses and former spouses (including widows and widowers), heirs or lineal descendants of any of the foregoing; (2) an estate, trust (including a revocable trust, declaration of trust or a voting trust), guardianship, other legal representative relationship or custodianship for the primary benefit of one or more individuals described in clause (1) above or controlled by one or more individuals described in clause (1) above; (3) a corporation, partnership, limited liability company, foundation, charitable organization or other entity if a majority of the voting power and, if applicable, a majority of the value of the equity ownership of such corporation, partnership, limited liability company, foundation, charitable organization or other entity is directly or indirectly owned by or for the primary benefit of one or more individuals or entities described in clauses (1) or (2) above; (4) a corporation, partnership, limited liability company, foundation, charitable organization or other entity controlled directly or indirectly by one or more individuals or entities described in clauses (1), (2) or (3) above; and (5) any “person” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) acting on behalf of the Parent as underwriter pursuant to an offering that is temporarily holding securities in connection with such offering.

“Permitted Investments” means:

(1)                                 any Investment in the Parent or in a Restricted Subsidiary of the Parent;

(2)                                 any Investment in Cash Equivalents;

(3)                                 any Investment by the Parent or any of its Restricted Subsidiaries in a Person, if as a result of such Investment:

(a)                                 such Person becomes a Restricted Subsidiary of the Parent; or

(b)                                 such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent or a Restricted Subsidiary of the Parent;

(4)                                 any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

(5)                                 Investments to the extent acquired in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Parent;

(6)                                 Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;

(7)                                 stock, obligations or securities received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business or received in satisfaction of judgment;

(8)                                 advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Parent or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(9)                                 commission, payroll, travel and similar advances to officers and employees of the Parent or any of its Restricted Subsidiaries made consistent with past practices;

(10)                          Investments by the Parent or a Restricted Subsidiary of the Parent in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction;

(11)                          Investments consisting of the licensing or contribution of intellectual property in the ordinary course of business;

(12)                          Loans or advances to employees of the Parent or any of its Restricted Subsidiaries that are approved in good faith by a majority of the disinterested members of the Board of Directors of the Parent in an aggregate amount outstanding not to exceed $5 million at any time;

(13)                          other Investments in any Person other than an Unrestricted Subsidiary (provided that any such corporation, partnership, joint venture or other entity is not an Affiliate of the Parent or is an Affiliate of the Parent solely because the Parent, directly or indirectly, owns Equity Interests in, or controls, such corporation, partnership, joint venture or other entity) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) since the date hereof, not to exceed $25 million; and

(14)                        Investments existing on the Issue Date (including, without limitation, Investments in connection with the Mortgage Loan Facility as in effect on the Issue Date).

“Permitted Liens” means:

(1)                                 Liens securing Indebtedness and other amounts under the Credit Facilities provided the aggregate principal amount of Indebtedness at any time outstanding does not exceed the sum of (i) the amount of Indebtedness Incurred and outstanding at such time under Section 4.09(b)(1) plus (ii) the amount of Indebtedness available for Incurrence at such time under Section 4.09(b)(1);

(2)                                 Liens securing Indebtedness Incurred under Section 4.09(b)(19);

(3)                                 Liens securing Indebtedness or other obligations of the Parent or a Restricted Subsidiary owing to the Parent or another Restricted Subsidiary permitted to be Incurred under Section 4.09(b);

(4)                                 Liens securing Indebtedness permitted to be Incurred pursuant to Section 4.09(b)(16); provided that, in the case of Liens securing Indebtedness permitted by Section 4.09(b)(16), (x) such Indebtedness is Other Pari Passu Secured Indebtedness or Indebtedness secured by a Lien that is junior to the Second-Priority Liens securing the Notes and the Note Guarantees and (y) on a pro forma basis after giving effect to the Incurrence of such Indebtedness (and the application of the net proceeds therefrom), the Secured Indebtedness Leverage Ratio would not exceed 3.50 to 1.00;

(5)                                 Liens in favor of the Parent or any of its Restricted Subsidiaries;

(6)                                 Liens on property of a Person existing at the time such Person becomes a Subsidiary or is merged with or into or consolidated with the Parent or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such Person becoming a Subsidiary or such merger or consolidation (other than Liens to secure Indebtedness Incurred pursuant to Section 4.09(b)(16)) and do not extend to any assets other than those of the Person merged into or consolidated with the Parent or the Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(7)                                 Liens on property existing at the time of acquisition thereof by the Parent or any of its Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition (other than Liens to secure Indebtedness Incurred pursuant to Section 4.09(b)(16)) and do not extend to any property other than the property so acquired by the Parent or the Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(8)                                 Liens securing Indebtedness permitted by Sections 4.09(b)(2) and (3); provided that, in the case of Liens securing Indebtedness (other than the Notes) permitted by Section 4.09(b)(3), such Indebtedness is Other Pari Passu Secured Indebtedness or Indebtedness secured by a Lien that is junior to the Second-Priority Liens securing the Notes and the Note Guarantees;

(9)                                 Liens existing on the date of this Indenture (other than Liens pursuant to clause (8) of this definition);

(10)                          Liens on the Equity Interests of Unrestricted Subsidiaries;

(11)                          any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(12)                          Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(13)                          Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that (a) the Incurrence of such Indebtedness was not prohibited by this Indenture and (b) such defeasance or satisfaction and discharge is not prohibited by this Indenture;

(14)                          Liens securing Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4); provided that any such Lien (i) covers only the assets acquired, constructed or improved with such Indebtedness and (ii) is created within 180 days of such acquisition, construction or improvement;

(15)                          Liens securing Hedging Obligations of the Parent or any of its Restricted Subsidiaries (a) that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, or (b) securing letters of credit that support such Hedging Obligations;

(16)                          Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations;

(17)                          Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, subleases, licenses or other similar obligations arising in the ordinary course of business, including Liens in favor of the Trustee under this Indenture;

(18)                          survey exceptions, encumbrances, easements or reservations of, or rights of other for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do no materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Parent or any of its Restricted Subsidiaries;

(19)                          judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(20)                          Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(21)                          Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Parent or any Subsidiary thereof on deposit with or in possession of such bank;

(22)                          any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense;

(23)                          Liens arising from precautionary UCC financing statements regarding operating leases or consignments;

(24)                          the licensing of intellectual property to third Persons on reasonable and customary terms in the ordinary course of business consistent with past practice; provided that such licensing does not materially interfere with the business of the Parent or any of its Restricted Subsidiaries;

(25)                          Liens of franchisors in the ordinary course of business not securing Indebtedness;

(26)                          Liens for taxes, assessments and governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP;

(27)                          carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith by appropriate proceedings;

(28)                          easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Property, that do not secure any monetary obligation and do not materially interfere with the business of the Parent or any of its Restricted Subsidiaries;

(29)                          Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(30)                          deposits in the ordinary course of business to secure liability to insurance carriers;

(31)                          Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Subsidiary” Incurred in connection with a Qualified Receivables Transaction;

(32)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(33)                          Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage amounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(34)                          Liens on cash and Cash Equivalents to secure letters of credit for the account of any Person that were in existence prior to, and not in contemplation of, the acquisition of such Person by the Parent or any of its Restricted Subsidiaries pending the replacement thereof with letters of credit issued under the Credit Agreement; provided that the aggregate Fair Market Value of all cash and Cash Equivalents subject to such Liens pursuant to this clause (34) shall not at any time exceed $5 million; and

(35)                          Liens incurred in the ordinary course of business of the Parent or any of its Restricted Subsidiaries with respect to obligations that do not exceed $35 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means:

(A)                               any Indebtedness of the Parent or any of its Restricted Subsidiaries (other than Disqualified Stock) issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Parent or any of its Restricted Subsidiaries (other than Disqualified Stock and intercompany Indebtedness); provided that:

(1)                                 the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount

(or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2)                                 such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)                                 if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of the Notes and is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4)                                 if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or such Note Guarantees; and

(5)                                 such Indebtedness is Incurred by either (a) the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (b) the Parent; and

(B)                               any Disqualified Stock of the Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace or refund Indebtedness or other Disqualified Stock of the Parent or any of its Restricted Subsidiaries (other than Indebtedness or Disqualified Stock held by the Parent or any of its Restricted Subsidiaries); provided that:

(1)                                 the liquidation or face value of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness, or the liquidation or face value of the Disqualified Stock, as applicable, so extended, refinanced, renewed, replaced or refunded (plus all accrued and unpaid interest or dividends thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2)                                 such Permitted Refinancing Indebtedness has a final redemption date equal to or later than the final maturity or redemption date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average

Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded;

(3)                                 such Permitted Refinancing Indebtedness has a final redemption date equal to or later than the final maturity date of the Notes and is subordinated in right of payment to the Notes, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded;

(4)                                 such Permitted Refinancing Indebtedness is not redeemable at the option of the holder thereof or mandatorily redeemable prior to the final maturity or redemption date of the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded; and

(5)                                 such Disqualified Stock is issued by either (a) the Restricted Subsidiary that is the obligor on the Indebtedness or the issuer of the Disqualified Stock being extended, refinanced, renewed, replaced or refunded or (b) the Parent.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

“Private Placement Legend” means the legend set forth in Section 2.07(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Purchase Money Note” means a promissory note evidencing a line of credit, or evidencing other Indebtedness, owed to the Parent or any of its Restricted Subsidiaries in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreement, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Parent or of its Restricted Subsidiaries pursuant to which the Parent or such Restricted Subsidiary may sell, convey or otherwise transfer to a Receivables Subsidiary, any accounts receivable (whether now existing or arising in the future) of the Parent or such Restricted Subsidiary and any asset related thereto, including, without limitation, all collateral securing such accounts receivable, and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with an asset securitization transaction involving accounts receivable.

“Real Property” means, collectively, all right, title and interest (whether as owner, lessor, or lessee) in any real property or any buildings, structures, parking areas or other improvements thereon.

“Receivables Subsidiary” means a Subsidiary of the Parent (other than a Guarantor) that engages in no activities other than in connection with the financing of accounts receivables and that is designated by the Board of Directors of the Parent (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Parent or any other Restricted Subsidiary of the Parent (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Parent or any other Restricted Subsidiary of the Parent in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Parent or any other Restricted Subsidiary of the Parent, directly or indirectly, contingently or otherwise to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Parent nor any other Restricted Subsidiary of the Parent has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Parent or such other Restricted Subsidiary of the Parent than those that might be obtained at the time from Persons that are not Affiliates of the Parent, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither the Parent nor any other Restricted Subsidiary of the Parent has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve a certain level of operating results. Any such designation by the Board of Directors of the Parent shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Parent giving effect to such designation and an Officers’ Certificate certifying, to the best of such officer’s knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

“Registration Rights Agreement” means (1) with respect to the Notes issued on the Issue Date, the Registration Rights Agreement, to be dated the date hereof, among the Company, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (2) with respect to any Additional Notes, any registration rights agreement between the Company, the Guarantors and the other parties thereto relating to the registration by the Company of such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Legended Regulation S Global Note or an Unlegended Regulation S Global Note, as appropriate.

“Replacement Assets” means (1) non-current assets that shall be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that shall become on the date of acquisition thereof a Restricted Subsidiary of such Person.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Second Priority After-Acquired Property” means property acquired by the Company or a Guarantor (including property of a Person that becomes a new Guarantor) after the date of this Indenture that constitutes Collateral and that is not automatically subject to a perfected security interest under the Security Documents, which the Company or such Guarantor will provide a Second-Priority Lien over such property (or, in the case of a new Guarantor, such of its property) in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the Holders of the Notes and execute and/or deliver certain financial statements, certificates, instruments, agreements and opinions in respect thereof, all as and to the extent required by this Indenture, the Intercreditor Agreement or the Security Documents.

“Second-Priority Liens” means the Liens on the Collateral created in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the Holders of the Notes,

subject solely to Permitted Liens and Liens on the Collateral securing Credit Facility Obligations on a first-priority basis.

“Second-Priority Obligations” means all Obligations of the Company and the Guarantors under the Notes, the Note Guarantees, this Indenture and the Security Documents and all obligations in respect of the 2017 Notes and any Other Pari Passu Secured Indebtedness.

“Secured Indebtedness Leverage Ratio” means, at any date (the “Transaction Date”), the ratio of:

(x) (i) the aggregate amount of, without duplication, (A) Indebtedness of the Parent and its Restricted Subsidiaries that is secured by Liens on any assets of the Parent or any of its Restricted Subsidiaries, minus (ii) the aggregate amount of unrestricted cash and Cash Equivalents of the Parent and its Restricted Subsidiaries, to

(y) the aggregate amount of Consolidated Cash Flow for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “Reference Period”).

In making the foregoing calculation,

(1) any Indebtedness, Disqualified Stock or Preferred Stock to be repaid or redeemed on the Transaction Date will be excluded; and

(2) pro forma effect will be given to

(a) the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,

(b) the acquisition or disposition of companies, divisions, lines of businesses or operations by the Parent and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the Reference Period by a Person that became a Restricted Subsidiary after the beginning of the Reference Period, and

(c) the discontinuation of any discontinued operations

that have occurred since the beginning of the Reference Period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the Reference Period. To the extent that pro forma effect is to be given to an acquisition, disposition or discontinuation of a company, division, line of business or operation, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available. For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Parent. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Parent as set forth in an Officers’ Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event.

For purposes of this definition, any amount in a currency than U.S. dollars will be converted to U.S. dollars in accordance with GAAP, in a manner consistent with that used in preparing the Parent’s financial statements.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement dated as of July 9, 2012, among Parent, the Company, the Guarantors and the Collateral Agent, as supplemented by the joinder thereto dated as of the Issue Date among the Trustee and the Collateral Agent and as the same may be further amended, restated, modified, renewed or replaced from time to time, regardless of whether such amendment, restatement, modification, renewal or replacement is with the same financial institutions or otherwise.

“Security Documents” means the security documents (including the Mortgages) granting or evidencing a security interest in or Liens on any assets of any Person to secure the Second-Priority Obligations, each as may be amended, restated, supplemented or otherwise modified from time to time.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

“Standard Securitization Undertaking” means representations, warrantees, covenants and indemnities entered into by the Parent or any of its Restricted Subsidiaries, which in the good faith judgment of the Board of Directors of the Parent, are reasonably customary in an accounts receivable transaction.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.  The Stated Maturity of any intercompany Indebtedness payable upon demand shall be the date of demand of payment under such Indebtedness.

“Subsidiary” means, with respect to any specified Person:

(1)                                 any corporation, association, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                 any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Subsidiary Guarantor” means any Guarantor that is a Subsidiary of the Parent.

“TIA” means the Trust Indenture Act of 1939, as in effect on the date on which this Indenture is qualified under the TIA.

“Total Assets” means the total amount of all assets of the Parent and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of the Parent.

“Treasury Rate” means, as of the applicable redemption date, as determined by the Company, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to June 15, 2016; provided, however, that if the period from such redemption date to June 15, 2016, as applicable, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means Wells Fargo Bank, National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Unlegended Regulation S Global Note” means a permanent global Note substantially in the form of Exhibit A bearing the Global Note Legend, that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, deposited with or on behalf of and registered in the name of the Depositary or its nominee and issued upon expiration of the Restricted Period.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A that bears the Global Note Legend, that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes, and that does not bear the Private Placement Legend.

“Unrestricted Subsidiary” means (1) as of the Issue Date, each of Bonstores Holdings One, LLC, Bonstores Holdings Two, LLC, Bonstores Realty One, LLC, Bonstores Realty Two, LLC, The Bon-Ton Properties-Marketplace G.P., Inc., The Bon-Ton Properties-Marketplace, L.P. and any Subsidiaries of the foregoing, and (2) any Subsidiary of the Parent (other than the Company) that is designated by the Board of Directors of the Parent as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with Section 4.15 and any Subsidiary of such Subsidiary.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                 the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

(2)                                 the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or Investments by foreign nationals mandated by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02.                                             Other Definitions.

Term	Defined in Section

“Act”	13.14
“Affiliate Transaction”	4.11(a)
“Asset Sale Offer”	4.10(c)
“Authentication Order”	2.02
“Change of Control Offer”	4.14

Term	Defined in Section

“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“DTC”	2.01(c)
“Event of Default”	6.01
“Excess Proceeds”	4.10(c)
“Excess Proceeds Trigger Date”	4.10(c)
“Legal Defeasance”	8.02
“Offer Amount”	3.08
“Offer Period”	3.08
“offshore transaction”	2.07
“Paying Agent”	2.04(a)
“Payment Default”	6.01
“Permitted Debt”	4.09(b)
“Purchase Date”	3.08
“Registrar”	2.04
“Related Proceedings”	13.09
“Repurchase Offer”	3.08
“Restricted Payments”	4.07
“Specified Courts”	13.09

Section 1.03.                                             Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and the Guarantees;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Company, the Guarantors and any successor obligor upon the Notes or the Guarantees.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.                                             Rules of Construction.

Unless the context otherwise requires:

(a)                                 a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  “or” is not exclusive;

(d)                                 words in the singular include the plural, and in the plural include the singular;

(e)                                  “herein”, “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(f)                                   all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated; and

(g)                                  references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

ARTICLE TWO

THE NOTES

Section 2.01.                                             Form and Dating.

(a)                                 General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be issued in registered form without interest coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A (and shall include the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global

Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or, if the Custodian and the Trustee are not the same Person, by the Custodian at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

(c)                                  Regulation S Global Notes.  Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Legended Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for The Depository Trust Company (“DTC”) in New York, New York, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  Following the termination of the Restricted Period, beneficial interests in the Legended Regulation S Global Note may be exchanged for beneficial interests in Unlegended Regulation S Global Notes pursuant to Section 2.07 and the Applicable Procedures.  Simultaneously with the authentication of Unlegended Regulation S Global Notes, the Trustee shall cancel the Legended Regulation S Global Note or reduce the aggregate principal amount thereof, as appropriate.  The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d)                                 Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02.                                             Execution and Authentication.

At least one Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee.  Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

The Company may, subject to Article Four of this Indenture and applicable law, issue Additional Notes under this Indenture, including Exchange Notes.  The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

At any time and from time to time after the execution of this Indenture, the Trustee shall, upon receipt of a written order of the Company signed by an Officer of the Company (an “Authentication Order”), authenticate Notes for original issue in an aggregate principal amount specified in such Authentication Order; provided that the Trustee shall be entitled to receive, upon Trustee’s request, an Officers’ Certificate and an Opinion of Counsel of the Company in connection with such authentication of such Notes.  The Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.  The Opinion of Counsel shall state that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03.                                             Methods of Receiving Payments on the Notes.

If a Holder has given wire transfer instructions to the Company, the Company shall pay all principal, interest and premium and Additional Interest, if any, on that Holder’s Notes in accordance with those instructions.  All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Section 2.04.                                             Registrar and Paying Agent.

(a)                                 The Company shall maintain a registrar with an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and a paying agent with an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without prior notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Parent or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)                                 The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

(c)                                  The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.05.                                            Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Parent or one of its Subsidiaries) shall have no further liability for the money.  If the Parent or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06.                                             Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.07.                                             Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes shall be exchanged by the Company for Definitive Notes if (i) DTC (A) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes and the Company fails to appoint a successor Depositary within 90 days after receiving such notice or (B) has ceased to be a clearing agency registered under the Exchange Act, and in each case the Company fails to appoint a successor Depositary within 90 days after becoming aware of such condition; or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes in exchange for Global Notes (in whole but not in part); provided that in no event shall the Legended Regulation S Global Note be exchanged by the Company for Definitive Notes other than in accordance with Section 2.07(c)(ii).  Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (c) or (f) hereof.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)                                     Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Legended Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

(ii)                                  All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Legended Regulation S Global Note other than in accordance with Section 2.07(c)(ii).  Upon consummation of an Exchange Offer by the Company in accordance with Section 2.07(f), the requirements of this

Section 2.07(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.07(i).

(iii)                               Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

(A)                               if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; and

(B)                               if the transferee shall take delivery in the form of a beneficial interest in a Legended Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof.

(iv)                              Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;

(B)                               such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(1)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (1)(a) thereof; or

(2)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)                                     Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (2)(a) thereof;

(B)                               if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

(C)                               if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than that listed in subparagraph (B) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(b) thereof, if applicable; or

(D)                               if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)                                  Beneficial Interests in Legended Regulation S Global Note to Definitive Notes.  A beneficial interest in the Legended Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)                               Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;

(B)                               such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(1)                                 if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(b) thereof; or

(2)                                 if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv)                              Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)                                     Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (2)(b) thereof;

(B)                               if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

(C)                               if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an “offshore transaction” in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof; or

(D)                               if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof, the Trustee shall cancel the Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(ii)                                  Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;

(B)                               such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(1)                                 if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(c) thereof; or

(2)                                 if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so request or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)                               Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e):

(i)                                     Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                               if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; and

(B)                               if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)                                  Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;

(B)                               any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(1)                                 if the Holder of such Restricted Definitive Note proposes to exchange such Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(d) thereof; or

(2)                                 if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an opinion of counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement

Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)                               Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                   Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not affiliates (as defined in Rule 144) of the Company, (y) they are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (z) they are acquiring the Exchange Notes in their ordinary course of business and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Trustee shall deliver to the Persons designated by the Holders of Restricted Global Notes so accepted the Unrestricted Global Notes issued and authenticated in accordance with the preceding sentence in the appropriate principal amount.

(g)                                  Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i)                                     Private Placement Legend.  Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE

ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(A) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUERS SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)                                  Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY

BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

(h)                                 Regulation S Global Note Legend.  The Regulation S Global Note shall bear a legend in substantially the following form:

THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

(i)                                     Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(j)                                    General Provisions Relating to Transfers and Exchanges.

(i)                                     To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s written order or at the Registrar’s request.

(ii)                                  No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.08, 4.10, 4.14 and 9.05).

(iii)                               The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)                              All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)                                 The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any mailing of a notice of redemption of Notes to be redeemed under Section 3.02 and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date or (D) to register the transfer of or to exchange a Note tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.

(vi)                              Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)                           The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(viii)                        All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

(ix)                              The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(x)                                 Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.08.                                             Replacement Notes.

(a)                                 If any mutilated Note is surrendered to the Trustee or the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s and the Company’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.

(b)                                 Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09.                                             Outstanding Notes.

(a)                              The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.  Except as set forth in Section 2.10, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b).

(b)                                 If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser or protected purchaser.

(c)                                  If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

(d)                                 If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10.                                             Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a responsible officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.11.                                             Temporary Notes.

(a)                                 Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

(b)                                 Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.12.                                            Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act).  The Trustee shall provide the Company a list of all Notes that have been canceled from time to time as requested in writing by the Company.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13.                                             Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01.  The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14.                                             CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE THREE

REDEMPTION AND OFFERS TO PURCHASE

Section 3.01.                                             Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02.                                             Selection of Notes to Be Redeemed.

(a)                                 If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee shall deem fair and appropriate.  In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

(b)                                 The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed.  No Notes in amounts of $1,000 or less shall be redeemed in part.  Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.                                             Notice of Redemption.

(a)                                 At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.

(b)                                 The notice shall identify the Notes to be redeemed (including the CUSIP number) and shall state:

(i)                                     the redemption date;

(ii)                                  the redemption price;

(iii)                               if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(iv)                              the name and address of the Paying Agent;

(v)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

(vi)                              that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(vii)                           the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(viii)                        that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

(c)                                  At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(a).  The notice, if mailed in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice.

Section 3.04.                                             Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date, unless the Company defaults in making the applicable redemption payment.  A notice of redemption may not be conditional.

Section 3.05.                                             Deposit of Redemption Price.

(a)                                 Not later than 10:00 a.m. Eastern Time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest and Additional Interest, if any, on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest and Additional Interest, if any, on all Notes to be redeemed.

(b)                                 If the Company complies with the provisions of Section 3.05(a) above, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with Section 3.05(a) above, interest shall be paid on the unpaid principal from the redemption date until such principal is paid and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06.                                             Notes Redeemed in Part.

Upon surrender and cancellation of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.  No Notes in denominations of $1,000 or less shall be redeemed in part.

Section 3.07.                                             Optional Redemption.

(a)                                 On or after June 15, 2016, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 15 of the years set forth below:

Period	Redemption Price
2016	106.000%
2017	104.000%
2018	102.000%
2019 and thereafter	100.000%

In addition, prior to June 15, 2016, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to June 15, 2016 the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity Offerings by the Parent, at a redemption price (expressed as a percentage of principal amount thereof) of 108.000%, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date);

provided, however, that at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed by the Company to each Holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof. In addition, any redemption described above or notice thereof may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering in the case of a redemption upon completion of an Equity Offering.

(b)                                 Any redemption pursuant to this Section 3.07 shall be made in accordance with the provisions of Sections 3.01 through 3.06.

Section 3.08.                                             Repurchase Offers.

In the event that, pursuant to Section 4.10 or Section 4.14, the Company shall be required to commence an offer to all Holders to purchase all or a portion of their respective Notes (a “Repurchase Offer”), it shall follow the procedures specified in such Sections and, to the extent not inconsistent therewith, the procedures specified below.

The Repurchase Offer shall remain open for a period of no less than 30 days and no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 or 4.14 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer.  The Repurchase Offer shall be made to all Holders.  The notice, which shall govern the terms of the Repurchase Offer, shall state:

(i)                  that the Repurchase Offer is being made pursuant to this Section 3.08 and Section 4.10 or Section 4.14 hereof, and the length of time the Repurchase Offer shall remain open;

(ii)               the Offer Amount, the purchase price and the Purchase Date;

(iii)            that any Note not tendered or accepted for payment shall continue to accrue interest and Additional Interest, if any;

(iv)           that, unless the Company defaults in making such payment, any Note (or portion thereof) accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;

(v)              that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have Notes purchased in integral multiples of $1,000 only;

(vi)           that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(vii)        that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii)     that, if the aggregate amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall, subject in the case of a Repurchase Offer made pursuant to Section 4.10 to the provisions of Section 4.10, select the Notes to be purchased in compliance with the requirements of the principal national securities exchange or the Nasdaq Stock Market, as the case may be, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

(ix)           that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On the Purchase Date, the Company shall, to the extent lawful, subject in the case of a Repurchase Offer made pursuant to Section 4.10 to the provisions of Section 4.10, accept for payment on a pro rata basis to the extent necessary, the Offer Amount of Notes (or portions thereof) tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes (or portions thereof) were accepted for payment by the Company in accordance with the terms of this Section 3.08.  The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of Notes tendered by such Holder, as the case may be, and accepted by the Company for purchase, and the Company shall, if applicable, promptly issue a new Note in a principal amount at maturity equal to any unpurchased portion of the Note surrendered.  The Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the respective Holder thereof.  The Company shall publicly announce the results of the Repurchase Offer on the Purchase Date.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Repurchase Offer.  To the extent that the provisions of any securities laws or regulations conflict with this Section 3.08 or Section 4.10 or 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.08 or Section 4.10 or 4.14 by virtue of such compliance.

Section 3.09.                                             No Sinking Fund.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE FOUR

COVENANTS

Section 4.01.                                             Payment of Notes.

(a)                                 The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 12:00 p.m. (noon) Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.  The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

(b)                                 The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.                                             Maintenance of Office or Agency.

(a)                                 The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or Registrar or agent of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)                                 The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)                                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04 of this Indenture.

Section 4.03.                                             Reports.

(a)                                 The Company will furnish to the Trustee and, upon request, to beneficial owners and prospective investors a copy of all of the information and reports referred to in clauses (1) and (2) below within the time periods specified in the Commission’s rules and regulations:

(1)                                 all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)                                 all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports;

provided that, if the Commission has accepted any of the Company’s reports as provided in this Section 4.03(a) and such reports have been made available to the public on the Commission’s EDGAR system (or any similar successor system), the Company will have no obligations to furnish such report to the Trustee, beneficial owners or prospective investors.

Whether or not required by the Commission, the Company will comply with the periodic reporting requirements of the Exchange Act and will file the reports specified in this Section 4.03(a) with the Commission within the time periods specified above unless the Commission will not accept such a filing.  The Company agrees that it will not take any action for the purpose of causing the Commission not to accept any such filings.  If, notwithstanding the foregoing, the Commission will not accept the Company’s filings for any reason, the Company will post the reports referred to in Section 4.03(a)(1) and Section 4.03(a)(2) on its website within the time periods that would apply if the Company were required to file those reports with the Commission.

(b)                                 If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries (other than Unrestricted Subsidiaries that, when taken together with all other Unrestricted Subsidiaries, would not constitute a Significant Subsidiary of the Parent), then the quarterly and annual financial information required by this Section 4.03 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(c)                                  Notwithstanding any provision of this Section 4.03, for so long as the Company would be permitted pursuant to the rules of the Commission to satisfy any requirement to file Forms 10-Q and 10-K (assuming for such purpose that the Company is required to file such reports) by means of the Parent’s filing such reports, the Company shall not be required to separately file with the Commission or furnish to the Trustee the reports specified in Section 4.03(a) for so long as the Parent actually files such reports in accordance with the Commission’s rules, but in any event containing disclosure comparable to the disclosure required by Section 4.03(a), if applicable.  In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)                                 Delivery of such reports, information and documents to the Trustee pursuant to such provisions is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04.                                             Compliance Certificate.

(a)                                 The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate (signed by two of the principal executive officer, the principal financial officer or the principal accounting officer of the Parent) stating that a review of the activities of the Parent and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge, the Company and Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company and the Guarantors are taking or propose to take with respect thereto)

and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company and the Guarantors are taking or propose to take with respect thereto.

(b)                                 So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants or the Public Company Accounting Oversight Board, the year-end financial statements delivered pursuant to Section 4.03(a)(i) above (or if delivery of such financial statements is not required pursuant to Section 4.03(c), the year-end financial statements of the Parent) shall be accompanied by a written statement of the Company’s independent registered public accounting firm (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company or the Guarantors have failed to comply with the provisions of Article Four or Article Five hereof insofar as they relate to accounting matters or, if an event of noncompliance has come to their attention, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c)                                  The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days after any Officer becomes aware of any Default or Event of Default, an Officers’  Certificate specifying such Default or Event of Default and what action the Company and the Guarantors are taking or propose to take with respect thereto.

Section 4.05.                                             [Reserved].

Section 4.06.                                             [Reserved].

Section 4.07.                                             Restricted Payments.

(a)                                 The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                                 declare or pay (without duplication) any dividend or make any distribution on account of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Parent or (y) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the Parent or a Restricted Subsidiary of the Parent receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(2)                                 purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Parent) any Equity Interests of the Parent;

(3)                                 make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Note Guarantees, except (a) a payment of interest or principal at the Stated Maturity thereof or (b) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of (x) any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement and (y) Indebtedness permitted under Section 4.09(b)(6); or

(4)                                 make any Restricted Investment,

(all such payments and other actions set forth in Section 4.07(a)(1) through (4) above being collectively referred to as “Restricted Payments”) unless, at the time of and after giving effect to such Restricted Payment:

(i)                                     no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(ii)                                  the Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

(iii)                               such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (7) and (8) of Section 4.07(b), but excluding all other Restricted Payments permitted by Section 4.07(b), is less than the sum, without duplication, of:

(a)                                 50% of the Consolidated Net Income of the Parent for the period (taken as one accounting period) from the beginning of the last fiscal quarter commencing prior to the Issue Date to the end of the Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b)                                 100% of the aggregate net cash proceeds received by the Parent since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Parent or from the Incurrence of Indebtedness of the Parent that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of the Parent), plus

(c)           with respect to Restricted Investments made by the Parent and its Restricted Subsidiaries after the Issue Date, an amount equal to the net reduction in such Restricted Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to the Parent or any of its Restricted Subsidiaries or from the net cash proceeds from the sale of any such Restricted Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income), from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of Restricted Investments previously made by the Parent or any of its Restricted Subsidiaries in such Person or Unrestricted Subsidiary after the Issue Date.

(b)           The provisions of Section 4.07(a) shall not prohibit (so long as, in the case of Section 4.07(b)(7), (8) and (10) below, no Default has occurred and is continuing or would be caused thereby):

(1)           the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

(2)           the payment of any dividend by a Restricted Subsidiary of the Parent to the holders of its Common Stock on a pro rata basis;

(3)           the redemption, repurchase, retirement, defeasance or other acquisition of, or in the case of Equity Interests the payment of any dividend in respect of, any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Parent or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Parent or a substantially concurrent sale (other than to a Subsidiary of the Parent) of, Equity Interests (other than Disqualified Stock) of the Parent; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from Section 4.07(a)(3)(b);

(4)           the repayment, defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness;

(5)           Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of a substantially concurrent offering of, Equity Interests (other than Disqualified Stock) of the Parent; provided that the amount of any such net cash proceeds that are utilized for any such acquisition or exchange shall be excluded from Section 4.07(a)(3)(b);

(6)           the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Parent upon the exercise of warrants, options or similar rights if such Capital Stock constitutes all or a portion of the exercise price or is surrendered in connection with satisfying any federal or state income tax obligation incurred in connection with such exercise; provided that no cash payment in respect of such purchase, repurchase, redemption, acquisition, retirement or exercise shall be made by the Parent or any of its Restricted Subsidiaries;

(7)           payments to the Parent to permit the Parent, and the use by the Parent of such payments, to redeem Equity Interests of the Parent held by any current or former employee, officer, director or consultant of the Parent (or any of its Restricted Subsidiaries) or their respective estates, spouses, former spouses or family members pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement entered into in the ordinary course of business; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any fiscal year will not exceed $3 million;

(8)           payments to the Parent to permit the Parent, and the use by the Parent of such payments, to declare and pay cash dividends on the Parent’s issued and outstanding Common Stock in an amount not to exceed $0.40 per share (as adjusted for stock splits and similar transactions after the Issue Date) per fiscal year;

(9)           the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Parent or any Restricted Subsidiary of the Parent issued or incurred in accordance with Section 4.09;

(10)         Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the Parent), taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of $35 million and 2.0% of Total Assets at the time made (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(11)         the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Parent or a Restricted Subsidiary by, Unrestricted Subsidiaries;

(12)         purchases of receivables and the payment or distribution of receivables fees in connection with a Qualified Receivables Transaction;

(13)         the repurchase, redemption or other acquisition or retirement for value of any Indebtedness that is subordinated to the Notes or the Note Guarantees pursuant to Section 3.08; provided that all Notes tendered by Holders of the Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(14)         payments or distributions to dissenting stockholders pursuant to applicable law or pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Parent and its Restricted Subsidiaries, taken as a whole, that complies with Section 5.01; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Company shall have made a Change of Control Offer (if required by Section 4.14) and that all Notes tendered by Holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;

(15)         the payment of cash in lieu of the issuance of fractional shares of Equity Interests upon conversion or exchange of securities convertible into or exchangeable for Equity Interests of the Parent; provided that any such cash payment shall not be for the purpose of evading the limitations of this Section 4.07 (as determined in good faith by the Board of Directors of the Parent); and

(16)         other Restricted Payments not otherwise permitted pursuant to this Section 4.07 in an aggregate principal amount since the Issue Date not to exceed $75 million.

(c)           The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Section 4.08.                                             Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)           The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Company or any of its Restricted Subsidiaries or pay any liabilities owed to the Company or any of its Restricted Subsidiaries;

(2)           make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)           transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)           However, the restrictions in Section 4.08(a) shall not apply to encumbrances or restrictions:

(1)           existing under, by reason of or with respect to the Credit Agreement, Indebtedness or any other agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those contained in the Credit Agreement, Indebtedness or such other agreements, as the case may be, as in effect on the Issue Date;

(2)           set forth in this Indenture, the Notes, the Security Documents, the Intercreditor Agreement, the Note Guarantees, the Exchange Notes and any Guarantees thereof;

(3)           existing under, by reason of or with respect to applicable law;

(4)           with respect to any Person or the property or assets of a Person acquired by the Parent or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the acquisition;

(5)           in the case of Section 4.08(a)(3):

(A)          restricting in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(B)          existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Parent or any of its Restricted Subsidiaries not otherwise prohibited by this Indenture and the Security Documents or

(C)          arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Parent and its Restricted Subsidiaries taken as a whole in any manner material to the Parent and its Restricted Subsidiaries taken as a whole;

(6)           existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;

(7)           on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(8)           existing pursuant to customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(9)           existing pursuant to purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business that impose restrictions of the nature discussed in Section 4.08(a)(3) on the property so acquired;

(10)         existing pursuant to customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;

(11)         existing under, by reason of or with respect to other Indebtedness, Disqualified Stock or Preferred Stock (a) of the Parent or any Restricted Subsidiary that is a Guarantor or (b) of any Restricted Subsidiary that is not a Guarantor so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Company’s ability to make anticipated principal or interest payments on the Notes (as determined in good faith by the Parent), provided that in the case of each of clauses (a) and (b), such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date by Section 4.09;

(12)         existing under, by reason of or with respect to any Restricted Investment not prohibited by Section 4.07 and any Permitted Investment;

(13)         existing pursuant to any Purchase Money Note, or other Indebtedness or contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions only apply to such Receivables Subsidiary; and

(14)         of the type referred to in clauses (a)(1), (2) or (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Parent, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.09.                                            Incurrence of Indebtedness.

(a)           The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness; provided, however, that the Parent or any of its Restricted Subsidiaries may Incur Indebtedness if the Fixed Charge Coverage Ratio for the Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred at the beginning of such four-quarter period.

(b)           Section 4.09 (a) will not prohibit the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)           Indebtedness under Credit Facilities, in an aggregate principal amount at any one time outstanding pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Parent and its Restricted Subsidiaries thereunder) not to exceed the greater of (x) $800 million and (y) the Borrowing Base on such date of Incurrence;

(2)           Existing Indebtedness;

(3)           Indebtedness in an aggregate principal amount not to exceed the greater of (x) $400 million and (y) an amount such that, on a pro forma basis after giving effect to the Incurrence of such Indebtedness (and application of the net proceeds therefrom), the Secured Indebtedness Leverage Ratio would not exceed 3.00 to 1.00 (including Indebtedness represented by the Notes and the related Note Guarantees, the 2017 Notes and the related note guarantees, and any Permitted Refinancing Indebtedness in respect thereof);

(4)           Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of property, plant or equipment used in the business of the Parent or any Restricted Subsidiary (whether through the direct purchase of assets or the purchase of Capital Stock of any Person owning such assets), in an aggregate principal amount, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (4), not to exceed at any time outstanding the greater of (x) $50 million and (y) 3.0% of Total Assets on such date of Incurrence;

(5)           Permitted Refinancing Indebtedness Incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be Incurred under Section 4.09(a) or clauses (2), (3), (4), (5), (16) or (19) of this Section 4.09(b);

(6)           intercompany Indebtedness owing to and held by the Parent or any of its Restricted Subsidiaries; provided, however, that:

(a)           if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor;

(b)           Indebtedness owed to the Company or any Guarantor must be evidenced by an unsubordinated promissory note, unless the obligor under such Indebtedness is the Company or a Guarantor;

(c)           (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent or any of its Restricted Subsidiaries and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Parent or any of its Restricted Subsidiaries will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Parent or such Restricted Subsidiary, as the case may be, that was not permitted by this Section 4.09(b)(6);

(7)           the Guarantee by the Company or any Guarantor of Indebtedness of the Parent or a Restricted Subsidiary of the Parent that was permitted to be Incurred by another provision of this Section 4.09;

(8)           Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(9)           Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Parent or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the acquisition or disposition of any business, assets or Capital Stock of any Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock of such Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Parent or any of its Restricted Subsidiaries in connection with such disposition;

(10)         Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(11)         Indebtedness of the Parent or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to Indebtedness under the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(12)         Indebtedness constituting reimbursement obligations with respect to letters of credit in respect of workers’ compensation claims or self-insurance obligations or bid, performance or surety bonds (in each case other than for an obligation for borrowed money);

(13)         Indebtedness constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business;

(14)         Indebtedness of the Parent or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(15)         Indebtedness Incurred on behalf of, or representing guarantees of Indebtedness of, joint ventures of the Parent or any of its Restricted Subsidiaries; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (15), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (15), does not exceed the greater of $50 million and 3.0% of Total Assets at the time of Incurrence;

(16)         Indebtedness, Disqualified Stock or Preferred Stock of (x) the Parent or any of its Restricted Subsidiaries Incurred to finance an acquisition or (y) Persons that are acquired by the Parent or any of its Restricted Subsidiaries or merged, consolidated or amalgamated with or into the Parent or any of its Restricted Subsidiaries in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, consolidation or amalgamation, either:

(a)                                 the Parent would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); or

(b)                                 the Fixed Charge Coverage Ratio of the Parent would be greater than immediately prior to such acquisition or merger, consolidation or amalgamation;

(17)         Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;

(18)         Indebtedness by a Receivables Subsidiary that is not recourse to the Parent or any other Restricted Subsidiary of the Parent (other than Standard Securitization Undertakings) Incurred in connection with a Qualified Receivables Transaction; or

(19)         additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this Section 4.09(b)(19), not to exceed the greater of (x) $75 million and (y) 4.5% of Total Assets on such date of Incurrence.

For purposes of determining compliance with this Section 4.09, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (19) of Section 4.09(a), or is entitled to be Incurred pursuant to Section 4.09(a), the Parent will be permitted to classify such item of Indebtedness at the time of its Incurrence in any manner that complies with this Section 4.09.  In addition, any Indebtedness originally classified as Incurred pursuant to clauses (1) through (19) of Section 4.09(b) may later be reclassified by the Parent such that it will be deemed as having been Incurred pursuant to another of such clauses to the extent that such reclassified Indebtedness could be Incurred pursuant to such new clause at the time of such reclassification.  Notwithstanding the foregoing, Indebtedness under the Credit Agreement outstanding on the Issue Date shall be deemed to have been Incurred on such date in reliance on the exception provided by Section 4.09(b)(1) of the definition of Permitted Debt.

(c)           Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that may be Incurred pursuant to this Section 4.09 will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

(d)           Neither the Parent nor the Company will Incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of the Parent or the Company, respectively, unless it is subordinate in right of payment to the Notes to the same extent.  The Parent will not permit any Guarantor to Incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of such Guarantor unless it is subordinate in right of payment to such Guarantor’s Note Guarantee to the same extent.  For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect thereof or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Section 4.10.                                             Asset Sales.

(a)           The Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)           the Parent (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)           at least 75% of the consideration therefor received by the Parent or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination of the foregoing.  For purposes of this Section 4.10(a)(2), each of the following shall be deemed to be cash:

(A)          any liabilities (as shown on the Parent’s or such Restricted Subsidiary’s most recent balance sheet) of the Parent or such Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Notes or any Note Guarantee and liabilities to the extent owed to the Parent or any Affiliate of the Parent) that are assumed by the transferee of any such assets or Equity Interests pursuant to a written assignment and assumption agreement that releases the Parent or such Restricted Subsidiary from further liability therefor;

(B)          any securities, notes or other obligations received by the Parent or such Restricted Subsidiary from such transferee that are converted by the Parent or such Restricted Subsidiary into cash within 180 days after the date of such Asset Sale (to the extent of the cash received in that conversion);

(C)          Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Parent and each other Restricted Subsidiary are released from any guarantee of payment of such Indebtedness in connection with the Asset Sale;

(D)          the Fair Market Value of any Replacement Assets received by the Parent or any of its Restricted Subsidiaries; and

(E)           any Designated Non-cash Consideration received by the Parent or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (E) that is at that time outstanding, not to exceed the greater of (x) 3.0% of Total Assets as of the date of receipt of such Designated Non-cash Consideration and (y) $45 million (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value); and

(3)           if such Asset Sale involves the disposition of Collateral, the Company or such Subsidiary has complied with the provisions of this Indenture and the Security Documents.

(b)           Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

(1)           to repay Indebtedness secured by such assets;

(2)           to purchase Replacement Assets (or enter into a binding agreement to purchase such Replacement Assets; provided that (x) such purchase is consummated within 60 days after the date of such binding agreement and (y) if such purchase is not consummated within the period set forth in subclause (x), the Net Proceeds not so applied will be deemed to be Excess Proceeds (as defined below)); or

(3)           any combination of the foregoing.

Pending the final application of any such Net Proceeds, the Parent may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

(c)           On the 366th day after an Asset Sale or such earlier date, if any, as the Company determines not to apply the Net Proceeds relating to such Asset Sale as set forth under Section 4.10(b) (each such date being referred as an “Excess Proceeds Trigger Date”), such aggregate amount of Net Proceeds that has not been applied on or before the Excess Proceeds Trigger Date as permitted under Section 4.10(b) (“Excess Proceeds”) will be applied by the Company to make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes or any Note Guarantee containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such Other Pari Passu Secured Indebtedness that may be purchased out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes and such Other Pari Passu

Secured Indebtedness plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash.

(d)           The Company may defer the Asset Sale Offer until there are aggregate unutilized Excess Proceeds equal to or in excess of $25 million resulting from one or more Asset Sales, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $25 million) will be applied as provided in Section 4.10(c).  If any Excess Proceeds remain after consummation of an Asset Sale Offer, such Excess Proceeds may be used for any purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Notes and such Other Pari Passu Secured Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, then the Notes and such Other Pari Passu Secured Indebtedness will be purchased on a pro rata basis based on the principal amount of Notes and such Other Pari Passu Secured Indebtedness tendered.  Upon completion of each Asset Sale Offer, the Excess Proceeds subject to such Asset Sale will no longer be deemed to be Excess Proceeds.

Section 4.11.                                            Transactions with Affiliates.

(a)           The Parent will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”) involving aggregate consideration in excess of $10 million, unless:

(1)           such Affiliate Transaction is on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Parent or such Restricted Subsidiary with a Person that is not an Affiliate of the Parent or any of its Restricted Subsidiaries; and

(2)           the Parent delivers to the Trustee:

(A)          with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20 million, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.11(a) and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Parent; and

(B)          with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $75 million, an opinion as to the fairness to the Parent or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

(b)                                 The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to Section 4.11(a):

(1)                                 transactions between or among the Parent and/or its Restricted Subsidiaries;

(2)                                 payment of reasonable and customary fees and expenses reimbursed to, and reasonable and customary indemnification and similar payments on behalf of, officers, directors and employees of the Parent or any of its Restricted Subsidiaries;

(3)                                 Restricted Payments that are permitted by Section 4.07 and Permitted Investments;

(4)                                 any sale of Equity Interests (other than Disqualified Stock) of the Parent;

(5)                                 transactions pursuant to agreements or arrangements in effect on the Issue Date and described in the Offering Memorandum (including, without limitation, the Mortgage Loan Facility as in effect on the Issue Date), or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not more disadvantageous to the Parent and its Restricted Subsidiaries than the original agreement or arrangement in existence on the Issue Date;

(6)                                 any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Parent or any of its Restricted Subsidiaries with officers and employees of the Parent or any of its Restricted Subsidiaries that are Affiliates of the Parent and the payment of compensation to such officers and employees (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement or payment has been approved by a majority of the disinterested members of the Board of Directors of the Parent (or by the Parent’s Compensation Committee so long as such committee satisfies applicable independence tests under federal securities laws and the primary exchange on which the Parent’s Common Stock is listed);

(7)                                 transactions with a Person that is an Affiliate of the Parent solely because the Parent, directly or indirectly, owns Equity Interests in, or controls, such Person;

(8)                                 commission, payroll, travel and similar advances to officers and employees of the Parent or any of its Restricted Subsidiaries made consistent with past practices;

(9)                                 (a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Parent and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Parent, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with joint ventures or Unrestricted

Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norm;

(10)                          any transaction effected as part of a Qualified Receivables Transaction;

(11)                          the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Parent or of any of its Restricted Subsidiaries, as appropriate, in good faith;

(12)                          transactions permitted by, and complying with Section 5.01;

(13)                          transactions between the Parent or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Parent; provided, however, that such director abstains from voting as a director of the Parent or such direct or indirect parent, as the case may be, on any matter involving such other Person; and

(14)                          pledges of Equity Interests of Unrestricted Subsidiaries.

Section 4.12.                                             Liens.

The Parent will not, and will not permit any of its Restricted Subsidiaries to, create, incur or suffer to exist any Lien to secure Indebtedness (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured (or, in the case of Indebtedness subordinated to the Notes or the related Note Guarantees, prior or senior thereto, with the same relative priority as the Notes will have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.

Section 4.13.                                             [Reserved].

Section 4.14.                                             Offer to Repurchase upon a Change of Control.

(a)                                 If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s Notes pursuant to an offer by the Company (a “Change of Control Offer”) at an offer price (a “Change of Control Payment”) in cash equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of repurchase (the “Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control).  No later than 30 days following any Change of Control, except to the extent that the Company has exercised its right to redeem the Notes by delivery of a notice of redemption as described in Section 3.07, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described in Section 3.08 (including the notice required thereby).  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company will comply with the applicable securities laws or regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(b)                                 On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)                                 accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)                                 deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)                                 deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

(c)                                  The Paying Agent will promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

(d)                                 The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e)                                  The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(f)                                   If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

(g)                                  The provisions under this Indenture relating to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Section 4.15.                                             Designation of Restricted and Unrestricted Subsidiaries.

(a)                                 The Board of Directors of the Parent may designate any Restricted Subsidiary of the Parent (other than the Company) to be an Unrestricted Subsidiary; provided that:

(1)                                 any Guarantee by the Parent or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated will be deemed to be an Incurrence of Indebtedness by the Parent or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such Incurrence of Indebtedness would be permitted under Section 4.09;

(2)                                 the aggregate Fair Market Value of all outstanding Investments owned by the Parent and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Parent or any of its Restricted Subsidiaries of any Indebtedness of such Subsidiary) will be deemed to be a Restricted Investment made as of the time of such designation, and such Investment would be permitted to be made under Section 4.07;

(3)                                 such Subsidiary does not hold any Liens on any property of the Parent or any of its Restricted Subsidiaries;

(4)                                 the Subsidiary being so designated:

(A)                               is not party to any agreement, contract, arrangement or understanding with the Parent or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent;

(B)                               is a Person with respect to which neither the Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(C)                               has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and

(5)                                 no Default or Event of Default would be in existence following such designation.

(b)                                 Any designation of a Restricted Subsidiary of the Parent as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by this Indenture.  If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary will be deemed to be Incurred or made by a Restricted Subsidiary of the Parent as of such date and, if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under this Indenture, the Parent will be in default under this Indenture.

(c)                                  The Board of Directors of the Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1)                                 such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Parent of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable four-quarter reference period;

(2)                                 all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such designation will only be permitted if such Investments would be permitted under Section 4.07;

(3)                                 all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 4.12; and

(4)                                 no Default or Event of Default would be in existence following such designation.

Section 4.16.                                             [Reserved].

Section 4.17.                                             Guarantees.

The Parent will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Parent or any Domestic Subsidiary unless such Restricted Subsidiary is a Guarantor or simultaneously executes and delivers to the Trustee (i) a supplemental indenture substantially in the form of Exhibit E hereto, accompanied by an Officers’ Certificate and an Opinion of Counsel, providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior in right of payment to or pari passu in right of payment with such Subsidiary’s Guarantee of such other Indebtedness and (ii) a supplement or joinder to the Security Documents or new Security Documents and takes all actions required thereunder to perfect the Liens created thereunder.

Section 4.18.                                             [Reserved].

Section 4.19.                                             Maintenance of Collateral.

The Company shall, and shall cause each of the Restricted Subsidiaries to (i) at all times maintain, preserve and protect all property material to the conduct of its business and keep such property in good repair, working order and condition (other than wear and tear and abandonment of intellectual property occurring in the ordinary course of business); (ii) from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times other than intellectual property no longer material to the business; (iii) keep its insurable property adequately insured at all times by financially sound and reputable insurers; (iv) maintain such other insurance, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations; and (v) cause such insurance to include the Collateral Agent as an additional insured, loss payee and/or mortgagee, as applicable.

Section 4.20.                                             After-Acquired Property.

From and after the Issue Date, upon the acquisition by the Company or any Guarantor of any Second Priority After-Acquired Property, the Company or such Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements, certificates and opinions of counsel as shall be necessary to vest in the Collateral Agent a perfected Second-Priority Lien, subject only to Permitted Liens, on such Second Priority After-Acquired Property and to have such Second Priority After-Acquired Property (but subject to certain limitations, if applicable, including under Article Twelve) added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such Second Priority After-Acquired Property to the same extent and with the same force and effect; provided, however, that if granting such Second-Priority Lien in such Second Priority After-Acquired Property requires the consent of a third party, the Company shall use commercially reasonable efforts to obtain such consent with respect to the Second-Priority Lien for the benefit of the Trustee and the Collateral Agent on behalf of the Holders of the Notes; provided further, however, that if such third party does not consent to the granting of such Second-Priority Lien after the use of such commercially reasonable efforts, the Company or such Guarantor, as the case may be, shall not be required to provide such Second-Priority Lien.

Section 4.21.                                             Post-Closing Matters.

The Company shall use commercially reasonable efforts to take the following actions within 90 days after the Issue Date (and in any event as soon as practicable thereafter):

(i)                                     Mortgages.  With respect to each Mortgaged Property identified on Schedule I, duly record or cause to be recorded, the Mortgages, at the Company’s or applicable Guarantor’s expense, in each office where such recording is required to create, preserve or continue, as applicable, a fully perfected Second-Priority Lien against the Mortgaged Properties purported to be covered thereby;

(ii)                                  Title Insurance.  For any Mortgaged Property identified on Schedule I, deliver to the Collateral Agent mortgagee’s title insurance policies (or binders therefor), and/or where applicable, endorsements to the existing title policies insuring the mortgages granted pursuant to the 2017 Notes, covering the Collateral Agent’s interest under the Mortgage, in a form and amount reasonably acceptable to the Collateral Agent and issued by the same title insurer that provided mortgagee title policies to the Collateral Agent under the 2017 Notes  (provided, however, that the title insurance policies (and the amount thereof) deemed satisfactory to the Collateral Agent under the 2017 Notes shall be deemed reasonably satisfactory to the Collateral Agent); and

(iii)                               Other.  The Company shall deliver or cause to be delivered to the Collateral Agent, with respect to each Mortgaged Property identified on Schedule I, (x) such filings (or any updates or affidavits that the title company may reasonably require as necessary to issue the title insurance policies), surveys and fixture filings, along with such other documents, instruments or agreements, as the Collateral Agent and its counsel shall reasonably require to create, evidence, perfect, preserve or continue, as applicable, a valid and at least Second-Priority Lien on the Mortgaged Property identified on Schedule I subject to each such Mortgage (subject to Permitted Liens) and (y) opinions of counsel regarding the enforceability, due authorization, execution and delivery of the Mortgages (provided, however, that in the case of each of clauses (x) and (y) above, any such filings (including such updates and affidavits), documents, opinions, instruments, certificates or agreements (including surveys) deemed satisfactory to the Collateral Agent under the 2017 Notes shall be deemed reasonably acceptable to the Collateral Agent and its counsel and provided, further, that a copy of an existing survey together with such affidavits as may be necessary in order to cause the title insurance company to issue the title insurance policies required by the indenture governing the 2017 Notes (including such survey-related coverages and endorsements as were delivered in connection with the indenture governing the 2017 Notes) shall be deemed reasonably acceptable to the Collateral Agent and its counsel to satisfy the requirement to deliver a survey of any Mortgaged Property).).

Section 4.22.                                             Further Assurances.

The Company and the Guarantors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be reasonably necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral for the benefit of the Holders of the Notes, the Collateral Agent and the Trustee and the holders of any Other Pari Passu Secured Indebtedness, and to otherwise effectuate the provisions or purposes of the Indenture and the Security Documents.

ARTICLE FIVE

SUCCESSORS

Section 5.01.                                             Merger, Consolidation or Sale of Assets.

(a)                                 The Parent will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Parent is the surviving corporation) or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of the Parent or the Parent and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)                                 either:  (A) the Parent is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Parent) or to which such sale, assignment, transfer, conveyance or other disposition will have been made (i) is a corporation organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia, (ii) assumes all the obligations of the Parent under this Indenture, the Security Documents, the Intercreditor Agreement and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee and the Collateral Agent, (iii) causes such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdiction as may be required by applicable law to preserve and protect the lien on the Collateral pledged by the Parent, together with such financing statements or comparable documents as may be required to perfect any security interest in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions and (iv) causes the property and assets of the Person which is merged or consolidated with or into the surviving corporation, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, to be treated as after-acquired property and the surviving corporation shall take such actions as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent provided in this Indenture, in each case in a form reasonably satisfactory to the Trustee;

(2)                                 immediately after giving effect to such transaction, no Default or Event of Default exists;

(3)                                 immediately after giving pro forma effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (a) the Parent or the Person formed by or surviving any such consolidation or merger (if other than the Parent), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or (b) the Fixed Charge Coverage Ratio would be greater than such ratio immediately prior to such transaction;

(4)                                 the Parent will have by amendment to its Note Guarantee confirmed that its Note Guarantee will apply to the obligations of the Parent or the surviving Person in accordance with the Notes and this Indenture; and

(5)                                 the Parent delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computation to demonstrate compliance with clause (3) above) stating that such transaction and the agreements related thereto comply with this Section 5.01 and that all conditions precedent provided for herein relating to such transaction have been complied with.

(b)                                 Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Parent or the Parent and its Restricted Subsidiaries taken as a whole in accordance with this Section 5.01, the successor corporation formed by such consolidation or into or with which the Parent is merged or to which such sale, assignment, transfer, conveyance or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the provisions of this Indenture referring to the “Parent” will refer instead to the successor corporation and not to the Parent), and may exercise every right and power of, the Parent under this Indenture with the same effect as if such successor Person had been named as a Guarantor in this Indenture.  In any such event (other than any transfer by way of lease), the Parent will be released and discharged from all liabilities and obligations in respect of the Notes and this Indenture and the predecessor may be dissolved, wound up or liquidated at any time thereafter.  Sections 5.01(a)(2), (3) and (5) above will not apply to any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Parent and any of its Restricted Subsidiaries if, in the good faith determination of the Board of Directors of the Parent, the sole purpose of the transaction is to reincorporate the Parent in another state of the United States, the District of Columbia or any territory of the United States.  This Section 5.01 will not apply to any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Parent and any of the Guarantors.

(c)                                  The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of the Company or the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)                                 either:  (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition will have been made (i) is a corporation organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia, (ii) assumes all the obligations of the Company under the Notes, this Indenture, the Security Documents, the Intercreditor Agreement and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee and the Collateral Agent, (iii) causes such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdiction as may be required by applicable law to preserve and protect the lien on the Collateral pledged by the Company, together with such financing statements or comparable documents as may be required to perfect any security interest in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions and (iv) causes the property and assets of the Person which is merged or consolidated with or into the surviving corporation, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, to be treated as after-acquired property and the surviving corporation shall take such actions as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent provided in this Indenture, in each case in a form reasonably satisfactory to the Trustee;

(2)                                 immediately after giving effect to such transaction, no Default or Event of Default exists;

(3)                                 each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this Section 5.01, will have by amendment to its Note Guarantee confirmed that its Note Guarantee will apply to the obligations of the Company or the surviving Person in accordance with the Notes and this Indenture; and

(4)                                 the Company delivers to the Trustee an Officers’ Certificate stating that such transaction and such agreements related thereto comply with this Section 5.01 and that all conditions precedent provided for herein relating to such transaction have been complied with.

(d)                                 Section 5.01(c)(2) and (4) above will not apply to any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Parent and any of its Restricted Subsidiaries if, in the good faith determination of the Board of Directors of the Company, the sole purpose of the transaction is to reincorporate the Company in another state of the United States, the District of Columbia or any territory of the United States.

Section 5.02.                                             Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company or the Company and its Restricted Subsidiaries taken as a whole, in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the provisions of this Indenture referring to the “Company” will refer instead to the successor corporation and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company in this Indenture.  In any such event (other than any transfer by way of lease), the predecessor Company will be released and discharged from all liabilities and obligations in respect of the Notes and this Indenture and the predecessor Company may be dissolved, wound up or liquidated at any time thereafter.

ARTICLE SIX

DEFAULTS AND REMEDIES

Section 6.01.                                             Events of Default.

Each of the following is an “Event of Default”:

(i)                                     default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes;

(ii)                                  default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or an Asset Sale Offer);

(iii)                               failure by the Parent or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of the other agreements in this Indenture or the Security Documents (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(iv)                              default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent or any of its Restricted Subsidiaries  (or the payment of which is Guaranteed by the Parent or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A)                               is caused by a failure to pay principal of such Indebtedness after any applicable grace period provided in such Indebtedness (a “Payment Default”); or

(B)                               results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more;

(v)                                 failure by the Parent or any of its Restricted Subsidiaries to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier that has the ability to perform and has acknowledged coverage in writing) aggregating in excess of $50 million, which judgments are not paid, discharged or stayed for a period of 60 days after such judgments have become final and non-appealable;

(vi)                              except as permitted by this Indenture, any Note Guarantee of the Parent or a Guarantor that is a Significant Subsidiary, or the Note Guarantees of any group of Guarantors that, taken together, would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

(vii)                           the Parent, any Guarantor or any Significant Subsidiary of the Parent (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

(A)                               commences a voluntary case,

(B)                               consents to the entry of an order for relief against it in an involuntary case,

(C)                               makes a general assignment for the benefit of its creditors, or

(D)                               generally is not paying its debts as they become due;

(viii)                        a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                               is for relief against the Parent, any Guarantor or any Significant Subsidiary of the Parent (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), in an involuntary case; or

(B)                               appoints a custodian of the Parent, any Guarantor or any Significant Subsidiary of the Parent (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) or for all or substantially all of the property of the Parent, any Guarantor or any Significant Subsidiary of the Parent (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary); or

(C)                               orders the liquidation of the Parent, any Guarantor or any Significant Subsidiary of the Parent (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary);

and the order or decree remains unstayed and in effect for 60 consecutive days; and

(ix)                              so long as the Security Documents have not been otherwise terminated in accordance with their terms and the Collateral as a whole has not been released from the Lien of the Security Documents securing the Notes in accordance with the terms thereof, with respect to Collateral having a Fair Market Value in excess of $50 million, (a) any default by the Company or any Guarantor in the performance of its obligations under the Security Documents (after the lapse of any applicable grace periods) or this Indenture which adversely affects the condition or value of such Collateral, in any material respect, and continuance of such default for 60 days after notice of such default has been given to the Company by the Trustee in accordance with the terms of this Indenture or Holders of at least 25% of the aggregate principal amount of Notes then outstanding, (b) repudiation or disaffirmation of the Company or any Guarantor of its respective obligations under the Security Documents and (c) the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company or any Guarantor for any reason.

Section 6.02.                                             Acceleration.

(a)                                 In the case of an Event of Default under Section 6.01(viii) or (ix), with respect to the Parent, any Guarantor or any Significant Subsidiary of the Parent (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default(s).

(b)                                 In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

(c)                                  If an Event of Default occurs during any time that the Notes are outstanding, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes, then the premium specified in Section 3.07(a) shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Section 6.03.                                             Other Remedies.

(a)                                 If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest, and Additional Interest, if any, with respect to, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b)                                 The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04.                                             Waiver of Past Defaults.

Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the Notes.

The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents.  In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively.  This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.                                             Control by Majority.

Subject to the terms of the Security Documents and the Intercreditor Agreement, the Holders of a majority in principal amount of the then outstanding Notes will have the right to direct in writing the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction (but the Trustee shall have no affirmative duty to determine whether any action is unduly prejudicial to such Holders) and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06.                                             Limitation on Suits.

(a)                                 A Holder may not pursue any remedy with respect to this Indenture, the Security Documents, the Intercreditor Agreement or the Notes unless:

(i)                                     the Holder gives the Trustee written notice of a continuing Event of Default;

(ii)                                  the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(iii)                               such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(iv)                              the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(v)                                 during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

(b)                                 A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.                                             Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium or Additional Interest, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of the Holder.

Section 6.08.                                             Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company and the Guarantors for the whole amount of principal of, premium, if any, interest, and Additional Interest, if any, remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest and Additional Interest, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.                                             Trustee May File Proofs of Claim.

Subject to the terms of the Intercreditor Agreement, the Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to any of the Company or Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.                                             Priorities.

(a)                                 Subject to the provisions of the Intercreditor Agreement and the Security Documents, if the Trustee collects any money pursuant to this Article Six (including any amounts received from the Collateral Agent), it shall pay out the money in the following order:

First:  to the Trustee and the Collateral Agent, their agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee or the Collateral Agent and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, and Additional Interest, if any, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

(b)                                 The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.                                             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than ten percent in principal amount of the then outstanding Notes.

ARTICLE SEVEN

TRUSTEE

Section 7.01.                                             Duties of Trustee.

Except to the extent, if any, provided otherwise in the TIA (as from time to time in effect):

(a)                                 If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the duties of the Trustee shall be determined solely by the express provisions of this Indenture, the Notes, the Security Documents and the Intercreditor Agreement and the Trustee need perform only those duties that are specifically set forth in this Indenture, the Notes, the Security Documents and the Intercreditor Agreement and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)                                  No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, costs, liability or expense that might be incurred by it in connection with the request or direction.

(f)                                Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.                                             Certain Rights of Trustee.

(a)                                 The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)                                   The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)                                  The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 13.02, and such notice references the Notes and this Indenture.

(h)                                 The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(i)                                     In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(j)                                    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including as Collateral Agent), and each agent, custodian and other Person employed to act hereunder; and

(k)                                 The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(l)                                     The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 7.03.                                            Individual Rights of Trustee.

Each of the Trustee and any Agent in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest as described in the Trust Indenture Act of 1939 (as in effect at such time), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.  The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04.                                             Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.                                             Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default relating to the payment of principal or interest or Additional Interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.                                             Reports by Trustee to Holders of the Notes.

(a)                                 Within 60 days after each May 15 beginning with the May 15 following the date hereof, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA Section 313(b).  The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

(b)                                 A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d).  The Company shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange or any delisting thereof.

Section 7.07.                                             Compensation and Indemnity.

(a)                                 The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Company.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon written request (which request shall be accompanied by the underlying invoices in reasonable detail) for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)                                 The Company and the Guarantors shall indemnify the Trustee against any and all losses, liabilities, damages, claims or expenses, including taxes (other than those based upon or determined by the income or gross or net receipts of the trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by either of the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct.  The Trustee shall notify the Company and the Guarantors promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, provided that the failure of the Trustee to so notify the Company and Guarantors shall not relieve the Company and Guarantors of their obligations hereunder except to the extent the Company and the Guarantors are directly and actually prejudiced thereby.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Company need not pay for any settlement made without its consent.

(c)                                  The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.

(d)                                 To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.

(e)                                  When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.01(a)(viii) and (ix) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)                                   The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08.                                             Replacement of Trustee.

(a)                                 A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)                                 The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(i)                                     the Trustee fails to comply with Section 7.10;

(ii)                                  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)                               a custodian or public officer takes charge of the Trustee or its property; or

(iv)                              the Trustee becomes incapable of acting.

(c)                                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)                                 If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                   A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09.                                             Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

Section 7.10.                                             Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state or territory thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2) and (5).  The Trustee is subject to TIA Section 310(b).

Section 7.11.                                             Preferential Collection of Claims Against Company.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.  The Trustee hereby waives any right to set off any claim that it may have against the Company in any capacity (other than as Trustee and Paying Agent) against any of the assets of the Company held by the Trustee; provided, however, that if the Trustee is or becomes a lender of any other Indebtedness permitted hereunder to be pari passu with the Notes, then such waiver shall not apply to the extent of such Indebtedness.

Section 7.12.                                             Security Documents; Intercreditor Agreement.

By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee to (i) execute and deliver the joinders to the Intercreditor Agreement, Security Agreement and the Mortgages, (ii) appoint the Collateral Agent as the Collateral Agent  for the Holders and to authorize the Collateral Agent  (and the Holders hereby authorize the Collateral

Agent) to enter into the Security Documents for the benefit of the Holders (including any Security Documents entered into after the Issue Date), (iii) bind the Holders to the terms as set forth in the Security Documents and the Intercreditor Agreement and (iv) perform and observe its obligations and exercise its rights (and the Holders hereby authorize the Collateral Agent to perform and observe its obligations and exercise its rights) under the Intercreditor Agreement and the Security Documents.  It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are (a) expressly authorized to make the representations attributed to Holders in any such agreements and (b) not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose.  Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, the Intercreditor Agreement or any Security Documents, the Trustee and the Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

ARTICLE EIGHT

DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.                                             Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02.                                             Legal  and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and all obligations of the Guarantors shall be deemed to have been discharged with respect to their obligations under the Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Note Guarantees, respectively, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Notes, this Indenture and the Security Documents (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, interest and Additional Interest, if any, on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Article Two concerning issuing temporary Notes, registration of Notes and mutilated, destroyed, lost or stolen Notes and the Company’s obligations under Section 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith and (d) this Article Eight.  Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.                                             Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22, 4.23, 5.01(a)(3) and 5.01(c)(3) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Company’ exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(iii) through (vii) shall not constitute Events of Default.

Section 8.04.                                             Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

(i)                                     the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent registered public accounting firm, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(ii)                                  in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)                               in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)                              no Default or Event of Default shall have occurred and be continuing either:  (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(v)                                 such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound;

(vi)                              the Company must have delivered to the Trustee an Opinion of Counsel to the effect that (1) assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, including Section 547 of the United States Bankruptcy Code and Section 15 of the New York Debtor and Creditor Law, and (2) the creation of the defeasance trust does not violate the Investment Company Act of 1940;

(vii)                           the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(viii)                        if the Notes are to be redeemed prior to their Stated Maturity, the Company must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

(ix)                              the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05.                                             Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a)                                 Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

(b)                                 The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c)                                  Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent registered public accounting firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.                                             Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, interest, or Additional Interest, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, interest, or Additional Interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 8.07.                                             Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 and, in the case of a Legal Defeasance, the Guarantors’ obligations under their respective Note Guarantees shall be revised and reinstated as though no deposit had occurred pursuant to Section 8.02, in each case until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.                                             Without Consent of Holders of Notes.

(a)                                 Notwithstanding Section 9.02, any Holder of Notes, the Company, the Guarantors, the Collateral Agent and the Trustee, as applicable, may amend or supplement this Indenture, the Security Documents, the Intercreditor Agreement, the Note Guarantees and the Notes without the consent of any Holder of a Note:

(i)                                     to cure any ambiguity, defect or inconsistency;

(ii)                                  to provide for uncertificated Notes in addition to or in place of certificated Notes;

(iii)                               to provide for the assumption of the Company’s or Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets;

(iv)                              to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

(v)                                 to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act of 1939;

(vi)                              to comply with Section 4.17;

(vii)                           to comply with the rules of any applicable securities depositary;

(viii)                        to evidence and provide for the acceptance of appointment by a successor Trustee or Collateral Agent;

(ix)                              to provide for the issuance of Additional Notes in accordance with this Indenture;

(x)                                 to add a Guarantor or any other obligor under this Indenture;

(xi)                           to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for the benefit of itself, the Trustee and the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Second-

Priority Obligations, in any property or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee, the Collateral Agent or the Holders of the Notes pursuant to this Indenture, any of the Security Documents or otherwise;

(xii)                           to provide for the release of Collateral from the Lien pursuant to this Indenture, the Security Documents and the Intercreditor Agreement when permitted or required by the Security Documents, this Indenture or the Intercreditor Agreement; or

(xiii)                        to secure any Other Pari Passu Secured Indebtedness to the extent permitted under this Indenture and the Security Documents.

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of an Officers’ Certificate and Opinion of Counsel, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.                                             With Consent of Holders of Notes.

(a)                                 Except as otherwise provided in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Security Documents, the Intercreditor Agreement or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default or compliance with any provision of this Indenture, the Security Documents, the Intercreditor Agreement or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

(b)                                 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture hereto.  If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

(c)                                  Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amendment or supplement to this Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section

7.02(b), the Trustee shall join with the Company in the execution of such amendment or supplement unless such amendment or supplement directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplement.

(d)                                 It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(e)                                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.  Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.  However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(i)                                     reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii)                                  reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes other than provisions relating to Sections 4.10 and 4.14 (except to the extent provided in clause (ix) below);

(iii)                               reduce the rate of or change the time for payment of interest on any Note;

(iv)                              waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(v)                                 make any Note payable in money other than U.S. dollars;

(vi)                              make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;

(vii)                           release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(viii)                        impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

(ix)                              amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with Section 4.10 after the obligation to make such Asset Sale Offer has arisen, or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4.14 after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(x)                                 except as otherwise permitted under Section 4.17 and Section 5.01, consent to the assignment or transfer by the Company or any Guarantor of any of its rights or Obligations under this Indenture;

(xi)                              amend or modify any of the provisions of this Indenture or the related definitions affecting the ranking of the Notes or any Note Guarantee in any manner adverse to the Holders of the Notes or any Note Guarantee;

(xii)                           make any change in the provisions in the Intercreditor Agreement or this Indenture affecting the application of proceeds of Collateral that would adversely affect the Holders of the Notes in any material respect; and

(xiii)                        make any change in the preceding amendment and waiver provisions.

(f)                                   Without the consent of the Holders of at least sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of the Notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of this Indenture and the Security Documents with respect to the Notes.

Section 9.03.                                             Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in a document that complies with the TIA as then in effect.

Section 9.04.                                             Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.                                             Notation on or Exchange of Notes.

(a)                                 The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)                                 Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.                                             Trustee to Sign Amendments, Etc.

The Trustee and the Collateral Agent shall sign any amendment or supplement to this Indenture, the Intercreditor Agreement, the Note Guarantees, the Security Documents or any Note authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent, as applicable.  The Company may not sign an amendment or supplemental indenture or Note until its Board of Directors approves it.  In executing any amendment or supplement or Note, the Trustee and the Collateral Agent shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture, the Security Documents and the Intercreditor Agreement, as the case may be.

ARTICLE TEN

NOTE GUARANTEES

Section 10.01.                                      Guarantee.

(a)                                 Subject to this Article Ten, each of the Guarantors hereby, jointly and severally, and fully and unconditionally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:  (i) the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)                                 The Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Subject to Section 6.06, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)                                  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or the Guarantors, any amount paid by any of them to the Trustee or such Holder, the Note Guarantee provided for herein, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)                                 Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of the Note Guarantee provided for herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Note Guarantee provided for herein.  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee provided for herein.

Section 10.02.                                      Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to its Note Guarantee or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to its Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Ten, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance or such an unlawful distribution.

Section 10.03.                                      Note Guarantee Under Indenture.

(a)                                 If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee provided for herein shall be valid nevertheless.

(b)                                 The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee provided for herein on behalf of the Guarantors.

(c)                                  If required by Section 4.17, the Parent shall cause its Subsidiaries to execute supplemental indentures to this Indenture providing for additional Note Guarantees in accordance with Section 4.17 and this Article Ten, to the extent applicable.

Section 10.04.                                      Guarantors May Consolidate, Etc., on Certain Terms.

(a)                                 A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(i)                                     immediately after giving effect to that transaction, no Default or Event of Default exists; and

(ii)                                  either:

(A)                               the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia and assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture reasonably satisfactory to the Trustee; or

(B)                               such sale or other disposition or consolidation or merger complies with Section 4.10.

(b)                                 In case of any such consolidation, merger, sale or conveyance and, if applicable, upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by a Guarantor, such successor Person shall succeed to and be substituted for a Guarantor with the same effect as if it had been named herein as a Guarantor.  All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

(c)                                  Except as set forth in Article Five, and notwithstanding clauses (i) and (ii) of Section 10.04(a), nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05.                                      Release of Subsidiary Guarantor.

(a)                                 The Note Guarantee of a Subsidiary Guarantor shall be released:

(i)                                     if such Subsidiary Guarantor is not a guarantor of any other Indebtedness of the Company (other than if such Subsidiary Guarantor no longer guarantees any Indebtedness of the Company as a result of payment under any Guarantee of any such Indebtedness by any Guarantor); provided that a Subsidiary Guarantor shall not be permitted to be released from its Note Guarantee if it is an obligor with respect to Indebtedness that would not, under Section 4.09 be permitted to be Incurred by a Restricted Subsidiary that is not a Guarantor;

(ii)                                  in connection with any sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Parent, if the sale of all such Capital Stock of that Subsidiary Guarantor complies with Section 4.10;

(iii)                               if the Parent properly designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary under this Indenture;

(iv)                              upon satisfaction and discharge of the Notes as set forth under Section 11.01 or upon defeasance of the Notes as set forth under Article 8; or

(v)                                 solely in the case of a Note Guarantee created pursuant to Section 4.17, upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to Section 4.17, except a discharge or release by or as a result of payment under such Guarantee.

(b)                                 Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest and Additional Interest, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article Ten.

ARTICLE ELEVEN

SATISFACTION AND DISCHARGE

Section 11.01.                                      Satisfaction and Discharge.

(a)                                 This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:

(i)                                     either:

(A)                               all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(B)                               (i)  all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(ii)                                  no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(iii)                               the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture and not provided for by the deposit required by clause (i) above; and

(iv)                              the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

(b)                                 In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(c)                                  Notwithstanding the above, the Trustee shall pay to the Company from time to time upon its request any cash or Government Securities held by it as provided in this section which, in the opinion of a nationally recognized firm of independent registered public accounting firm expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article Eleven.

(d)                                 After the conditions to discharge contained in this Article Eleven have been satisfied, and the Company has paid or caused to be paid all other sums payable hereunder by the Company, and delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that all conditions precedent to satisfaction and discharge have been satisfied, the

Trustee upon written request shall acknowledge in writing the discharge of the obligations of the Company and the Guarantors under this Indenture (except for those surviving obligations specified in this Section 11.01).

Section 11.02.                                      Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 11.03 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

ARTICLE TWELVE

COLLATERAL

Section 12.01.                                      Security Documents.

The due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes and performance of all other Obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure such Obligations, subject to the terms of the Intercreditor Agreement.  The Trustee and the Company hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for its benefit and the benefit of the Holders and the Trustee and pursuant to the terms of the Security Documents and the Intercreditor Agreement.  Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreement, and authorizes and directs the Trustee to (i) enter into the Intercreditor Agreement, (ii) appoint the Collateral Agent as the Collateral Agent  for the Holders and to authorize the Collateral Agent  (and the Holders hereby authorize the Collateral Agent) to enter into the Security Documents for the benefit of the Holders (including any Security Documents entered into after the Issue Date), (iii) bind the Holders to the terms as set forth in the Security Documents and the Intercreditor Agreement and (iv) perform and observe its obligations and exercise its rights (and the Holders hereby authorize the Collateral Agent to perform and observe its obligations and exercise its rights) under the Intercreditor Agreement and the Security Documents therewith; provided, however, that if any of the provisions of the Security Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA shall control.  The Company shall deliver to the Collateral Agent copies of all documents required to be filed pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 12.01, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture, the Security Documents and of the Obligations of the Company and the Guarantors under this Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement and the Security Documents secured thereby, according to the intent and purposes herein expressed.  The Company shall, and shall cause the Subsidiaries of the Company to, take any and all actions and make all filings (including the filing of UCC financing statements, continuation statements and amendments thereto) reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Company and the Guarantors to the Holders of the Notes, the Collateral Agent and the Trustee under this Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement and the Security Documents, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreement and the Security Documents), in favor of the Collateral Agent for its benefit and the benefit of the Holders and the Trustee subject to no Liens other than Permitted Liens.

Section 12.02.                                      Recordings and Opinions.

(a)                                 To the extent required under the TIA, the Company will comply with Section 313(b) of the TIA, relating to reports, and, following qualification of this Indenture under the TIA (if required), Section 314(d) of the TIA, relating to the release of property and to the substitution therefor of any property to be pledged as Collateral for the Notes. Any certificate or opinion required by Section 314(d) of the TIA may be made by an officer of the Company except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee.

(b)                                 Any release of Collateral permitted by Section 12.03 hereof will be deemed not to impair the Liens under this Indenture and the other Security Documents in contravention thereof.

Section 12.03.                                      Release of Collateral.

(a)                                 Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents and the Intercreditor Agreement.  In addition, subject to Sections 12.03(b) and (c) hereof, the Company and the Guarantors will be entitled to a release of property and other assets included in the Collateral from the Liens created by the Security Documents, and the Trustee (subject to its receipt of an Officer’s Certificate and Opinion of Counsel as provided below) shall release, or instruct the Collateral Agent to release, as applicable, the same from such Liens at the Company’s sole cost and expense, under one or more of the following circumstances:

(i)                                     in whole, upon payment in full of the principal of, accrued and unpaid interest, including additional interest, and premium, if any, on the Notes;

(ii)                                  in whole, upon satisfaction and discharge of this Indenture;

(iii)                               in whole, upon a legal defeasance or a covenant defeasance as set forth under Article Eight;

(iv)                              as to any asset constituting Collateral (A) that is sold or otherwise disposed of by the Company or any of the Guarantors (to a person that is not the Company or a Guarantor) in a transaction permitted by Section 4.10 and by the Security Documents (to the extent of the interest sold or disposed of and other than any sale or disposition among the Company and any Guarantor) or otherwise permitted by this Indenture, the Intercreditor Agreement and the Security Documents, if all other Liens on that asset securing Credit Facility Obligations secured by first-priority Liens and any 2017 Notes and any Other Pari Passu Secured Indebtedness then secured by that asset (including all commitments thereunder) are released, (B) that is otherwise released in accordance with, and as expressly provided for in accordance with, this Indenture, the Intercreditor Agreement and the Security Documents (it being understood that the Liens on the Collateral with respect to the Notes and the Note Guarantees will be released to the extent the corresponding first-priority Liens securing Credit Facility Obligations are released) or (C) that becomes an asset that is excluded from the Collateral pursuant to the terms of the applicable Security Document in a transaction not prohibited by this Indenture;

(v)                                 as set forth under Article Nine, as to property that constitutes less than all or substantially all of the Collateral, with the consent of holders of at least a majority in aggregate principal amount of the Notes, any 2017 Notes and Other Pari Passu Secured Indebtedness then outstanding, voting as one class (or, in the case of a release of all or substantially all of the Collateral, with the consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of the Notes, any 2017 Notes and Other Pari Passu Secured Indebtedness then outstanding, voting as one class), including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes; and

(vi)                              with respect to assets of a Guarantor upon release of such Guarantor from its Note Guarantee as set forth under Section 10.05.

(b)                                 With respect to any release of Collateral, upon receipt of an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture and the Security Documents and the Intercreditor Agreement, if any, to such release have been met and that it is proper for the Trustee or Collateral Agent to execute and deliver the documents requested by the Company in connection with such release, and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Trustee shall, or shall cause the Collateral Agent to, execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreement.  Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such

Officer’s Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document or in the Intercreditor Agreement to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel.

(c)                                  At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of this Indenture or the Security Documents shall be effective as against the Holders, except as otherwise provided in the Intercreditor Agreement.

Section 12.04.                                     Suits to Protect the Collateral.

Subject to the provisions of Article Seven hereof and the Security Documents and the Intercreditor Agreement, the Trustee, without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it determines in order to:

(a)                                 foreclose upon or otherwise enforce any or all of the Liens created by the Security Documents;

(b)                                 enforce any of the terms of the Security Documents; and

(c)                                  collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors under this Indenture, the Notes, the Note Guarantees, the Security Documents and the Intercreditor Agreement.

Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Trustee and the Collateral Agent shall have power, at the Company’s sole cost and expense, to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents, the Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders in the Collateral.  Nothing in this Section 12.04 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Collateral Agent.

Section 12.05.                                      Authorization of Receipt of Funds by the Trustee Under the Security Documents.

Subject to the provisions of the Intercreditor Agreement, the Trustee and the Collateral Agent are authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture, the Intercreditor Agreement and the Security Documents.

Section 12.06.                                      Purchaser Protected.

In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article Twelve to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

Section 12.07.                                      Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Twelve upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article Twelve; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 12.08.                                      Release Upon Termination of the Company’s Obligations.

In the event that the Company delivers to the Trustee an Officer’s Certificate certifying that (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations under this Indenture, the Notes, the Note Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (ii) the Company shall have exercised its Legal Defeasance option or its Covenant Defeasance option, in each case in compliance with the provisions of Article Eight, and an Opinion of Counsel stating that all conditions precedent to the execution and delivery of such notice by the Trustee have been satisfied, the Trustee shall deliver to the Company and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article Eight), and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done (at the expense of the Company) all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

Section 12.09.                                      Collateral Agent.

(a)                                 Each of the Holders by acceptance of the Notes hereby designates and appoints the Collateral Agent as its agent under this Indenture, the Security Documents and the Intercreditor Agreement and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Documents and the Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture, the Security Documents and the Intercreditor Agreement, and consents and agrees to the terms of the Intercreditor Agreement and each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms.  The Collateral Agent agrees to act as such on the express conditions contained in this Section 12.09.  The provisions of this Section 12.09 are solely for the benefit of the Collateral Agent and none of the Trustee, any of the Holders nor any of the Grantors shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 12.04.  Each Holder agrees that any action taken by the Collateral Agent in accordance with the provision of this Indenture, the Intercreditor Agreement and the Security Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders.  Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents and the Intercreditor Agreement, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Note Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents and the Intercreditor Agreement or otherwise exist against the Collateral Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)                                 The Collateral Agent may perform any of its duties under this Indenture, the Security Documents or the Intercreditor Agreement by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”) and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel.  The Collateral Agent shall not be responsible for the negligence or willful misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith.

(c)                                  None of the Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Security Document or the Intercreditor Agreement or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any other Grantor or Affiliate of any Grantor, or any Officer or Related Person thereof, contained in this Indenture, or any other Note Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Security Documents or the Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Security Documents or the Intercreditor Agreement, or for any failure of any Grantor or any other party to this Indenture, the Security Documents or the Intercreditor Agreement to perform its obligations hereunder or thereunder.  None of the Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Security Documents or the Intercreditor Agreement or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.

(d)                                 The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any other Grantor), independent accountants and other experts and advisors selected by the Collateral Agent.  The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document.  The Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Security Documents or the Intercreditor Agreement unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Security Documents or the Intercreditor Agreement in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e)                                  The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.”  The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article Six or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 12.09).

(f)                                   The Collateral Agent may resign at any time by notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent.  If the Collateral Agent resigns under this Indenture, the Company shall appoint a successor collateral agent.  If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor collateral agent.  If no successor collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor.  Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated.  After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 12.09 (and Article VII) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture.

(g)                                  The Trustee shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion.  Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreement, neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(h)                                 The Collateral Agent is authorized and directed to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Intercreditor Agreement, (iii) make the representations of the Holders set forth in the Security Documents and Intercreditor Agreement, (iv) bind the Holders on the terms as set forth in the Security Documents and the Intercreditor Agreement and (v) perform and observe its obligations under the Security Documents and the Intercreditor Agreement.

(i)                                     If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article Six, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent such proceeds to be applied by the Collateral Agent pursuant to the terms of this Indenture, the Security Documents and the Intercreditor Agreement.

(j)                                    The Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession.  Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Collateral Agent thereof and promptly shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

(k)                                 The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture, any Security Document or the Intercreditor Agreement other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(l)                                     If the Company or any Guarantor (i) incurs any obligations in respect of Credit Facility Obligations at any time when no intercreditor agreement is in effect or at any time when Indebtedness constituting Credit Facility Obligations entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officer’s Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the Intercreditor Agreement) in favor of a designated agent or representative for the holders of the Credit Facility Obligations so incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including legal fees and expenses of the Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(m)                             No provision of this Indenture, the Intercreditor Agreement or any Security Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) if it shall have received indemnity satisfactory to the Collateral Agent against potential costs and liabilities incurred by the Collateral Agent relating thereto.  Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreement or the Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise  any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability.  The Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(n)                                 The Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Intercreditor Agreement and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Company (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel.  The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.

(o)                                 Neither the Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control.  Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.  Neither the Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(p)                                 The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any other Grantor under this Indenture, the Intercreditor Agreement and the Security Documents.  The Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in any Note Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Intercreditor Agreement or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of the Intercreditor Agreement and any Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations under this Indenture, the Notes, the Notes Guarantees or the Security Documents; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture, the Intercreditor Agreement and the Security Documents.

The Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Intercreditor Agreement and the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Intercreditor Agreement and any Security Documents.  The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Intercreditor Agreement and the Security Documents unless expressly set forth hereunder or thereunder.  The Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of the Note Documents.

(q)                                 The parties hereto and the Holders hereby agree and acknowledge that the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreement, the Security Documents or any actions taken pursuant hereto or thereto.  Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreement and the Security Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral.

(r)                                    Upon the receipt by the Collateral Agent of a written request of the Company signed by two Officers (a “Security Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date.  Such Security Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 12.09(s), and (ii) instruct the Collateral Agent to execute and enter into such Security Document.  Any such execution of a Security Document shall be at the direction and expense of the Company, upon delivery to the Collateral Agent of an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Security Document have been satisfied.  The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Security Documents.

(s)                                   Subject to the provisions of the applicable Security Documents and the Intercreditor Agreement, each Holder, by acceptance of the Notes, agrees that the Collateral Agent shall execute and deliver the Intercreditor Agreement and the Security Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof.  For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreement or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable.

(t)                                    After the occurrence of an Event of Default, the Trustee may direct the Collateral Agent in connection with any action required or permitted by this Indenture, the Security Documents or the Intercreditor Agreement.

(u)                                 The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents or the Intercreditor Agreement and to the extent not prohibited under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 hereof and the other provisions of this Indenture.

(v)                                 In each case that the Collateral Agent may or is required hereunder or under any other Notes Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any other Notes Document, the Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes.  The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes.  If the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

(w)                               Notwithstanding anything to the contrary in this Indenture or any other Notes Document, in no event shall the Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the other Note Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent or the Trustee be responsible for, and neither the Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(x)                                 Before the Collateral Agent acts or refrains from acting in each case at the request or direction of the Company or the Guarantors, it may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 13.05.  The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(y)                                 Notwithstanding anything to the contrary contained herein, the Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee solely with respect to the Security Documents and the Collateral.

Section 12.10.                                      Designations.

Except as provided in the next sentence, for purposes of the provisions hereof and the Intercreditor Agreement requiring the Company to designate Indebtedness for the purposes of the term “Credit Facility Obligations”, “Other Pari Passu Secured Indebtedness” or any other such designations hereunder or under the Intercreditor Agreement, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Company by an Officer and delivered to the Trustee, the Collateral Agent and the Credit Agreement Collateral Agent.

Section 12.11.                                      No Impairment of the Security Interests.

Except as otherwise permitted under this Indenture, the Intercreditor Agreement and the Security Documents, neither the Company nor any of the Guarantors will be permitted to take any action, or knowingly omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee, the Collateral Agent and the Holders of the Notes.

Section 12.12.                                      Insurance.

The Company shall maintain insurance, and cause each of its Restricted Subsidiaries to maintain insurance, with financially sound and reputable insurers (naming the Collateral Agent as an additional insured, loss payee and/or mortgagee, as applicable), with respect to such of its properties, against such risks, casualties and contingencies and in such types and amounts as are customary for companies similarly situated, it being understood that this Section shall not prevent the use of deductible or excess loss insurance and shall not prevent (i) the Company or any of its Subsidiaries from acting as a self-insurer or maintaining insurance with another Subsidiary or Subsidiaries of Company so long as such action is consistent with sound business practice or (ii) the Company from obtaining and owning insurance policies covering activities of its Subsidiaries.

ARTICLE THIRTEEN

MISCELLANEOUS

Section 13.01.                                      Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 13.02.                                      Notices.

(a)                                 Any notice or communication by the Company or any Guarantor, on the one hand, or the Trustee, on the other hand, to the other, is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

The Bon-Ton Department Stores, Inc.

2801 E. Market Street

P.O. Box 2821

York, Pennsylvania 17402

Facsimile:  (717) 751-3008

Attention:  General Counsel

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Facsimile:  (212) 757-3990
Attention:  David S. Huntington, Esq.

If to the Trustee or the Collateral Agent:

Wells Fargo Bank, National Association
625 Marquette Avenue, 11th Floor
MAC N9311-115
Minneapolis, MN 55479
Facsimile:  (612) 667-9825
Attention:  Corporate Trust Services

(b)                                 The Company, the Guarantors, the Trustee or the Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(c)                                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt  is acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d)                                 Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(e)                                  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee or the Collateral Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.

(f)                                   In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee or the Collateral Agent shall constitute a sufficient notification for every purpose hereunder.

(g)                                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h)                                 If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee, the Collateral Agent and each Agent at the same time.

Section 13.03.                                      Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

Section 13.04.                                      Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Notes or the Security Documents, the Company shall furnish to the Trustee:

(i)                                     an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture, the Notes or the Security Documents relating to the proposed action have been satisfied; and

(ii)                                  an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel (who may rely upon an Officers’ Certificate as to matters of fact), all such conditions precedent and covenants have been satisfied.

Section 13.05.                                      Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, the Notes or the Security Documents (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(i)                                     a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)                               a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)                              a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.06.                                      Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07.                                      No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  This waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08.                                      Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

Section 13.09.                                      Consent to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court has been brought in an inconvenient forum.

Section 13.10.                                      No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.11.                                      Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.  All agreements of each Guarantor in this Indenture shall bind such Guarantor’s successors, except as otherwise provided in Section 10.04.

Section 13.12.                                      Severability.

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.13.                                      Counterpart Originals.

This Indenture may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.14.                                      Acts of Holders.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 13.14.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)                                  Notwithstanding anything to the contrary contained in this Section 13.14, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04.

(d)                              If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e)                                  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(f)                                   Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 13.15.                                      Benefit of Indenture.

Nothing in this Indenture, the Notes or the Note Guarantees, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 13.16.                                      Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.17.                                      Intercreditor Agreement.

Reference is made to the Intercreditor Agreement.  Each Holder, by its acceptance of a Note, (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (c) authorizes and instructs the Trustee and the Collateral Agent, as the case may be, to enter into the Intercreditor Agreement as Trustee and the Collateral Agent, as the case may be, and on behalf of such Holder, including, without limitation, making the representations of the Holders contained therein.   The foregoing provisions are intended as an inducement to the lenders under the Credit Agreement to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency among the provisions of this Indenture or the Security Agreement, on the one hand, and the Intercreditor Agreement, on the other hand, the provisions of the Intercreditor Agreement shall control.

Section 13.18.                                      U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.

THE BON-TON DEPARTMENT STORES, INC.

By:	/s/ Keith E. Plowman
Name: Keith E. Plowman
Title: Executive Vice President, Chief Financial Officer

THE BON-TON STORES, INC.

By:	/s/ Keith E. Plowman
Name: Keith E. Plowman
Title: Executive Vice President, Chief Financial Officer

THE BON-TON GIFTCO, LLC
THE BON-TON STORES OF LANCASTER, INC.
BON-TON DISTRIBUTION, INC.
MCRIL, LLC
CARSON PIRIE SCOTT II, INC.

By:	/s/ Keith E. Plowman
Name: Keith E. Plowman
Title: Executive Vice President, Chief Financial Officer

[Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President

[Indenture]

SCHEDULE I

Mortgaged Property

Store
Number	Nameplate	Store Name	Address
4	Bon-Ton	Lewistown	111 East Market Street, Lewistown, PA 17044
31	Bon-Ton	Camp Hill	3525 Gettysburg Road, Camp Hill, PA 17011
36	Bon-Ton	Greensburg	Westmoreland Mall, 5256 Route 30, Greensburg, PA 15601
40	Bon-Ton	Frackville	Schuylkill Mall, Frackville, PA 17931
135	Elder-Beerman	Middletown	3459 Town Mall Boulevard, Franklin, OH 45005
187/188	Elder-Beerman	Salem Furniture Distribution Facility	5370 Salem Avenue, Dayton, OH 45426
327	Herberger’s	Holiday Village — Great Falls	1200 10th Avenue S, Great Falls, MT 59405
501	Bergner’s	Eastland Mall	1601 Empire Street, Bloomington, IL 61701
503	Bergner’s	East Court Village	3536 Court Street, Pekin, IL 61554
508	Bergner’s	Hickory Point Mall	1005 Hickory Point Mall, Forsyth, IL 62535
514	Carson Pirie Scott	Northgate Shopping Center	970 North Lake Street, Aurora, IL 60506
549	Carson Pirie Scott	Marquette Mall	305 West US Highway 20, Michigan City, IN 46360
572	Parisian	Meadowbrook Village	400 North Adams Road, Rochester Hills, MI 48309
573	Parisian	Partridge Creek	17480 Hall Road, Clinton, MI 48038

EXHIBIT A

[Face of Note]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(A) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(A) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUERS SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION

CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

[Additional language for Regulation S Note]

THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

CUSIP

No.                             **                  **

THE BON-TON DEPARTMENT STORES, INC.

8.00% SECOND LIEN SENIOR SECURED NOTES DUE 2021

Issue Date:  May 28, 2013

The Bon-Ton Department Stores, Inc., a Pennsylvania corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of                                                                        ($                       ) on June 15, 2021.

Interest Payment Dates:  June 15 and December 15, commencing December 15, 2013.

Record Dates:  June 1 and December 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

THE BON-TON DEPARTMENT STORES, INC.

By:
Name:
Title:

(Trustee’s Certificate of Authentication)

This is one of the 8.00% Second Lien Senior Secured Notes due 2021 described in the within-mentioned Indenture.

Dated:  May 28, 2013

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[Reverse Side of Note]

THE BON-TON DEPARTMENT STORES, INC.

8.00% Second Lien Senior Secured Notes due 2021

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                      Interest.  The Company promises to pay interest on the principal amount of this Note at 8.00% per annum from the date hereof until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below.  The Company shall pay interest and Additional Interest, if any, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be December 15, 2013.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.                                      Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest.  If a Holder has given wire transfer instructions to the Company, the Company shall pay all principal, interest and premium and Additional Interest, if any, on that Holder’s Notes in accordance with those instructions.  All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.                                      Paying Agent and Registrar.  Initially, the Trustee under the Indenture shall act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without prior notice to any Holder.  The Parent or any of its Subsidiaries may act in any such capacity.

4.                                      Indenture.  The Company issued the Notes under an Indenture dated as of May 28, 2013 (the “Indenture”) among the Company, the Guarantors, the Trustee and the Collateral Agent.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Indenture pursuant to which this Note is issued provides that an unlimited aggregate principal amount of Additional Notes may be issued thereunder.

5.                                      Optional Redemption.  On or after June 15, 2016, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 15 of the years set forth below:

Period	Redemption Price
2016	106.000%
2017	104.000%
2018	102.000%
2019 and thereafter	100.000%

In addition, prior to June 15, 2016, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to June 15, 2016 the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity Offerings by the Parent, at a redemption price (expressed as a percentage of principal amount thereof) of 108.000%, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed by the Company to each Holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof. In addition, any redemption described above or notice thereof may, at the

Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering in the case of a redemption upon completion of an Equity Offering.

6.                                      Repurchase at Option of Holder.  (a)  If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s Notes pursuant to an offer by the Company (a “Change of Control Offer”) at an offer price (a “Change of Control Payment”) in cash equal to not less than 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of repurchase (the “Change of Control Payment Date,” which date shall be no earlier than the date of such Change of Control).  Within 30 days following any Change of Control, except to the extent that the Company has exercised its right to redeem the Notes by delivery of a notice of redemption as described in Section 3.07 of the Indenture, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

(b)                                 Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:  to repay (A) Indebtedness secured by such assets; (B) to purchase Replacement Assets (or enter into a binding agreement to purchase such Replacement Assets; provided that (x) such purchase is consummated within 60 days after the date of such binding agreement and (y) if such purchase is not consummated within the period set forth in subclause (x), the Net Proceeds not so applied will be deemed to be Excess Proceeds (as defined below)); or (C) any combination of the foregoing.  Pending the final application of any such Net Proceeds, the Parent may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

On the 366th day after an Asset Sale or such earlier date, if any, as the Company determines not to apply the Net Proceeds relating to such Asset Sale as set forth in Section 4.10(b) of the Indenture (each such date being referred to as an “Excess Proceeds Trigger Date”), such aggregate amount of Net Proceeds that has not been applied on or before the Excess Proceeds Trigger Date as permitted pursuant to Section 4.10(b) of the Indenture (“Excess Proceeds”) shall be applied by the Company to make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes or any Note Guarantee containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such Other Pari Passu Secured Indebtedness that may be purchased out of the Excess Proceeds.  The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount of the Notes and such Other Pari Passu Secured Indebtedness plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and shall be payable in cash.

The Company may defer the Asset Sale Offer until there are aggregate unutilized Excess Proceeds equal to or in excess of $25.0 million resulting from one or more Asset Sales, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of

$25.0 million) shall be applied as provided in Section 4.10(c) of the Indenture.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, such Excess Proceeds may be used for any purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Notes and such Other Pari Passu Secured Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, then the Notes and such Other Pari Passu Secured Indebtedness shall be purchased on a pro rata basis based on the principal amount of Notes and such Other Pari Passu Secured Indebtedness tendered.  Upon completion of each Asset Sale Offer, the Excess Proceeds subject to such Asset Sale shall no longer be deemed to be Excess Proceeds.

7.                                      Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company is not required to transfer or exchange any Note selected for redemption.  Also, the Company is not required to transfer or exchange any Note (1) for a period of 15 days before a mailing of a notice of redemption of Notes to be redeemed or (2) tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.  Transfer may be restricted as provided in the Indenture.

8.                                      Persons Deemed Owners.  The registered Holder of a Note will be treated as its owner for all purposes.

9.                                      Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture, the Security Documents, the Intercreditor Agreement or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).  Without the consent of any Holder of a Note, the Indenture, the Security Documents, the Intercreditor Agreement or the Notes may be amended or supplemented to, among other things, cure any ambiguity, defect or inconsistency, or make any change that does not adversely affect the legal rights under the Indenture of any such Holder.  Without the consent of the Holders of at least sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of the Notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of the Indenture and the Security Documents with respect to the Notes.

10.                               Defaults and Remedies.  In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to (i) the Parent, (ii) any Guarantor or  (iii) any Significant Subsidiary of the Parent (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in writing in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.  Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the Notes.

11.                               Trustee Dealings with Company.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with the Company or any of its Affiliates, with the same rights it would have if it were not the Trustee.

12.                               No Recourse Against Others.  No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Security Documents or the Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

13.                               Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

14.                               Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.  In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement.

15.                               CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

16.                               Guarantee.  The Company’s obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.

17.                               Copies of Documents.  The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.  Requests may be made to:

The Bon-Ton Department Stores, Inc.
2801 E. Market Street
P.O. Box 2821
York, Pennsylvania 17402
Facsimile:  (717) 751-3008
Attention:  General Counsel

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Facsimile:  (212) 757-3990
Attention:  David S. Huntington, Esq.

18.                               Security.  The Notes will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture, the Intercreditor Agreement and the Security Documents.  The Trustee and the Collateral Agent, as the case may be, hold the Collateral in trust for their benefit and the benefit of the Holders of the Notes, in each case pursuant to the Security Documents and the Intercreditor Agreement.  Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Trustee and the Collateral Agent, as the case may be, to enter into the Security Documents and the Intercreditor Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐  Section 4.10                                                           ☐  Section 4.14

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such Decrease (or Increase)	Signature of Authorized Signatory of Trustee or Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

The Bon-Ton Department Stores, Inc.
2801 East Market Street
York, Pennsylvania  17402
Facsimile:  (717) 751-3008
Attention:  General Counsel

Wells Fargo Bank, National Association
625 Marquette Avenue, 11th Floor
MAC N9311-115
Minneapolis, MN 55479
Facsimile:  (612) 667-9825
Attention:  Corporate Trust Services

Re:  8.00% Second Lien Senior Secured Notes due 2021

Reference is hereby made to the Indenture, dated as of May 28, 2021 (the “Indenture”), among The Bon-Ton Department Stores, Inc., a Pennsylvania corporation (the “Company”), the Guarantors, and Wells Fargo Bank, National Association, as trustee and collateral agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                   (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $                         in such Note[s] or interests (the “Transfer”), to                                                          (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐                                    1.                                      Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐                                    2.                                      Check if Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Note, or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐                                    3.                                      Check and complete if Transferee will take delivery of a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144, Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

☐                                    (a)                                 such Transfer is being effected to the Company or a subsidiary thereof; or

☐                                    (b)                                 such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

☐                                    4.                                      Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

☐                                    (a)                                 Check if Transfer is Pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐                                    (b)                                 Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and, in the case of a transfer from a Restricted Global Note or a Restricted Definitive Note, the Transferor hereby further certifies that (a) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (b) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (d) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐                                    (c)                                  Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

	☐	(a)	a beneficial interest in the:

		(i)	144A Global Note (CUSIP ); or

		(ii)	Regulation S Global Note (CUSIP ); or

	☐	(b)	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

	☐	(a)	a beneficial interest in the:

		(i)	144A Global Note (CUSIP ); or

		(ii)	Regulation S Global Note (CUSIP ); or

		(iii)	Unrestricted Global Note (CUSIP ); or

	☐	(b)	a Restricted Definitive Note; or

	☐	(c)	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

The Bon-Ton Department Stores, Inc.
2801 East Market Street
York, Pennsylvania  17402
Facsimile:  (717) 751-3008
Attention:  General Counsel

Wells Fargo Bank, National Association
625 Marquette Avenue, 11th Floor
MAC N9311-115
Minneapolis, MN 55479
Facsimile:  (612) 667-9825
Attention:  Corporate Trust Services

Re:  8.00% Second Lien Senior Secured Notes due 2021

Reference is hereby made to the Indenture, dated as of May 28, 2013 (the “Indenture”), among The Bon-Ton Department Stores, Inc., a Pennsylvania corporation (the “Company”), the Guarantors, and Wells Fargo Bank, National Association, as trustee and collateral agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                              (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $                        in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

☐                                    (a)                                 Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐                                    (b)                                 Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐                                    (c)                                  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐                                    (d)                                 Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

☐                                    (a)                                 Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

☐                                    (b)                                 Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]:

☐                                    144A Global Note:

☐                                    Regulation S Global Note:

with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

The Bon-Ton Department Stores, Inc.
2801 East Market Street
York, Pennsylvania  17402
Facsimile:  (717) 751-3008
Attention:  General Counsel

Wells Fargo Bank, National Association
625 Marquette Avenue, 11th Floor
MAC N9311-115
Minneapolis, MN 55479
Facsimile:  (612) 667-9825
Attention:  Corporate Trust Services

Re:  8.00% Second Lien Senior Secured Notes due 2021

Reference is hereby made to the Indenture, dated as of May 28, 2013 (the “Indenture”), among The Bon-Ton Department Stores, Inc., a Pennsylvania corporation (the “Company”), the Guarantors, and Wells Fargo Bank, National Association, as trustee and collateral agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                       aggregate principal amount of:

(a)                                 ☐                                    beneficial interest in a Global Note, or

(b)                                 ☐                                    a Definitive Note,

we confirm that:

1.                                      We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.                                      We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we shall do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined

D-1

therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.                                      We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.                                      We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.                                      We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

The Trustee and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated:

[Insert Name of Accredited Investor]

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of                            , between                                          (the “Guaranteeing Subsidiary”), a subsidiary of The Bon-Ton Stores, Inc., a Pennsylvania corporation (or its permitted successor) (the “Parent”), and Wells Fargo Bank, National Association, a national banking association (or its permitted successor), as trustee and collateral agent under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, The Bon-Ton Department Stores, Inc. (the “Company”) and the other Guarantors party thereto have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 28, 2013 providing for the issuance of the Company’s 8.00% Second Lien Senior Secured Notes due 2021 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall, subject to Article Ten of the Indenture, unconditionally guarantee the Notes on the terms and conditions set forth therein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors, the Guaranteeing Subsidiary and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Notes:

1.                                      Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      Agreement to Guarantee.

(a)                                 Subject to Article Ten of the Indenture, the Guaranteeing Subsidiary fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(i)                                     the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and

(ii)                                  in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  The Guaranteeing Subsidiary agrees that this is a guarantee of payment and not a guarantee of collection.

(b)                                 The Guaranteeing Subsidiary hereby agrees that, to the maximum extent permitted under applicable law, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c)                                  The Guaranteeing Subsidiary, subject to Section 6.06 of the Indenture, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

(d)                                 If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e)                                  The Guaranteeing Subsidiary agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(f)                                   The Guaranteeing Subsidiary agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of the Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article Six of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Note Guarantee.

(g)                                  The Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

(h)                                 The Guaranteeing Subsidiary confirms, pursuant to Section 10.02 of the Indenture, that it is the intention of such Guaranteeing Subsidiary that the Note Guarantee not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Note Guarantee or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to the Note Guarantee.  To effectuate the foregoing intention, the Guaranteeing Subsidiary and the Trustee hereby irrevocably agree that the obligations of the Guaranteeing Subsidiary will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Guaranteeing Subsidiary that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article Ten of the Indenture, result in the obligations of the Guaranteeing Subsidiary under the Note Guarantee not constituting a fraudulent transfer or conveyance or such an unlawful shareholder distribution.

3.                                      Execution and Delivery.  The Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Note Guarantee.

4.                                      Guaranteeing Subsidiary May Consolidate, Etc., on Certain Terms.  The Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, any Person other than as set forth in Section 10.04 of the Indenture.

5.                                      Release.  The Guaranteeing Subsidiary’s Note Guarantee shall be released as set forth in Section 10.05 of the Indenture.

6.                                      No Recourse Against Others.  Pursuant to Section 13.07 of the Indenture, no director, officer, employee, incorporator, stockholder, member, manager or partner of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Guaranteeing Subsidiary under the Notes, the Indenture, this Supplemental Indenture, the Note Guarantees, the Security Documents or the Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a note waives and releases all such liability.  This waiver and release are part of the consideration for the Note Guarantee.

7.                                      NEW YORK LAW TO GOVERN.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

8.                                      Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

9.                                      Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

10.                               Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

THE BON-TON DEPARTMENT STORES, INC.

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:
Name:
Title: